As filed with the Securities and Exchange Commission on February 11, 2022

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION

Dated February 11, 2022

ENONOVO THERAPEUTICS, INC.

6320 Canoga Avenue - 15th Floor

Woodland Hills, CA 91367

(800) 489-4774

200,000,000 Shares of Common Stock

Endonovo Therapeutics Inc., a Delaware corporation (the “Company”, “ENDV”, “we”, or “our”), is offering up to a maximum of 200,000,000 shares (the “Maximum Amount”) of our Common Stock, par value $0.0001 per share (the “Shares”) to be sold in this offering (the “Offering”). The Shares are tentatively being offered at a purchase price of $0.025 per Share, for gross proceeds of up to $5,000,000 (the “Maximum Amount”), pursuant to this Offering Circular (this “Offering Circular”). Before this Offering is qualified, the Company will pick a final price for the shares (the “Offering Price”) which we anticipate will be between $0.02 and $0.15 per share.

We are selling the Public Shares on a “best efforts” basis through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Shares either directly to investors or through registered broker-dealers who are paid commissions. This Offering will terminate on the earlier of (i) ____, 2022, (ii) the date on which the Maximum Amount is sold, or (iii) when the Board of Directors of the Company elects to terminate the Offering (in each such case, the “Termination Date”). The minimum investment amount from an investor is $5,000; however, we expressly reserve the right to waive this minimum in the sole discretion of our management. See “Securities Being Offered” beginning on page XX for a discussion of certain items required by Item 14 of Part II of Form 1-A. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales of Shares, until the earlier of (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Subscriptions for Shares are irrevocable and the purchase price is non-refundable, unless the Company rejects a subscription, as expressly stated in this Offering Circular. All proceeds received by us from subscribers in this Offering will be available for use by us upon our acceptance of subscriptions for the Shares. We expect to commence the sale of Shares of our Common Stock on approximately ________ , 2022.

Our Common Stock is presently quoted on the OTCQB, one of the OTC Markets Group over-the-counter markets, under the trading symbol “ENDV.” On February , 2022, the closing sale price for our Common Stock was $0.XXX.

Investing in the Shares involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 3 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Broker-Dealer Discount and Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons
Per Share	$0.025	$0.0005	$0.0245	$0

Total Offering	$5,000,000	$100,000	$4,900,000	$0

(1)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. Dalmore will receive a cash fee of 2% of the gross proceeds we receive with respect to the sale of our shares of common stock in this Offering in addition to a consulting fee of $20,000 payable by the Company to Dalmore. See “Plan of Distribution” for details of the compensation payable to Dalmore Group. Dalmore Group will act as our broker/dealer of record for this Offering.

(2)	The amounts shown are before deducting estimated Offering costs to us of approximately $XXXXX, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in the Offering. (See “Use of Proceeds” and “Plan of Distribution.”)

(3)	The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to waive the minimum investment.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

The securities underlying this Offering Circular may not be sold until qualified by the Securities and Exchange Commission. This Offering Circular is not an offer to sell, nor soliciting an offer to buy, any Shares in any state or other jurisdiction in which such sale is prohibited.

The Company is following the “Offering Circular” format of disclosure under Regulation A+.

The date of this Preliminary Offering Circular is February __, 2022.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an Offering Statement that we filed with the SEC using a continuous offering process pursuant to Rule 251(d)(3)(i)(F) under the Securities Act. Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports that we will file periodically with the SEC. The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “ENDV,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Endonovo Therapeutics, Inc.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

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ABOUT THIS OFFERING CIRCULAR

This offering circular is part of Form A-1 that we filed with the SEC under the Securities Act. This offering circular does not contain all of the information included in the registration statement. For further information, we refer you to the Form 1-A, including its exhibits, filed with the SEC. Statements contained in this offering circular about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the Form 1-A, please see such document for a complete description of these matters. You should carefully read this offering circular, together with the additional information described under the headings “Where You Can Find More Information.”

Neither we nor the placement agent have authorized anyone to provide you with any information or to make any representations other than that contained in this offering circular or in any free writing offering circular we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the placement agent are making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information in this offering circular is accurate only as of the date on the front cover of this offering circular, regardless of the time of delivery of this offering circular or of any sale of our shares of common stock and the information in any free writing offering circular that we may provide to you in connection with this offering is accurate only as of the date of that free writing offering circular. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not and the placement agent has not, done anything that would permit this offering, or possession or distribution of this offering circular, in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this offering circular in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this offering circular applicable to those jurisdictions.

Unless otherwise indicated, information contained in this offering circular concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Notice Regarding Forward-Looking Statements.”

This offering circular contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been, or will be, filed or incorporated by reference as exhibits to the Form 1-A of which this offering circular is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All product and company names are trademarks of their respective owners. Solely for convenience, trademarks and trade names referred to in this offering circular, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Throughout this offering circular, the terms “we,” “us,” “our,” and “our Company” and “the Company” refer to Endonovo Therapeutics, Inc., a Delaware corporation, and/or its related subsidiaries, as the context may require.

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Corporate Information

Our principal executive offices are located at 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367, and our telephone number is (800) 489-4774. We maintain a website at www.endonovo.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this offering circular.

The Offering

Shares offered by us	Up to 200,000,000 shares at $0.XX per share on a best efforts basis.

Total shares of common stock outstanding immediately after this offering	shares of common stock, assuming that all of the Shares offered by this offering circular is sold in this offering.

Use of Proceeds

We intend to use the net proceeds of this offering for general corporate purposes, which includes, among other purposes, the settlement and repayment of secured debt, funding and expansion of pre-clinical trials and clinical trials, obtaining medical insurance reimbursement, medical marketing and expansion into additional lines of business including the specialty construction business. See “Use of Proceeds.”

Existing Trading Market	Our common stock is currently quoted on the OTCQB, one of the OTC Markets Group over-the-counter markets, under the trading symbol “ENDV”.

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 3 of this offering circular.
Dividend Policy	We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future.

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market. Our Offering Price is arbitrary with no relation to value of the Company.

RISK FACTORS

An investment our common stock is highly speculative and involves a high degree of risk. The risk factors described below summarize some of the material risks inherent in an investment in us. These risk factors are not presented in any particular order of significance. Each prospective investor should carefully consider the following risk factors inherent in and affecting our business and the Offering before making an investment decision. You should also refer to the other information set forth in this Offering Circular and to the risk factors in our SEC filings.

Risks Relating to our Financial Condition

We are a company with a limited operating history and have not generated significant revenues to date. We may never generate significant revenues. Our predecessor company, Hanover Asset Management, Inc. was incorporated in November 2008 in California. For the purpose of reincorporating in Delaware, we merged with a newly incorporated successor company, now called Endonovo Therapeutics, Inc., in July 2011. We have incurred losses since our inception. As of December 31, 2020, we had a total accumulated deficit of $(53,338,522) and as of September 30, 2021 we had a total accumulated deficit of $(58,839,746). While we have begun to realize revenues from the sale of SofPulse® devices, these revenues have fluctuated and been adversely affected by the COVID Pandemic. Accordingly, it is impossible for us meaningfully project the revenue levels that might be achieved or whether and when we might become profitable. In order to increase the market of our devices and to capitalize on the potential of our intellectual property, we must conduct clinical trials, obtain FDA approvals and seek recognition of our therapies within the healthcare industry including third party payors. We must also attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares.

Our internal controls are not effective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

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We currently have a limited executive management group managing the financial controls of the Company.

We have a Chief Executive Officer, Alan Collier, who is responsible for monitoring and ensuring compliance with our internal control procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon the reporting may make an uninformed investment decision.

Risks Relating to our Present Business and our Present Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which an investor can evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

●	generate revenues and implement our business plan and growth strategy;
●	attract and retain marketing and commercial sponsors;
●	aggressively counter and respond to actions by our competitors;
●	maintain adequate control of our expenses;
●	attract, retain and motivate qualified personnel;
●	react to member preferences and demands;
●	maintain regulatory compliance; and
●	generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current officers or key employees or consultants could severely and negatively impact our operations. We have no present intention of obtaining key-man life insurance on any of our executive officers or management. Additionally, competition for highly skilled technical, managerial and other personnel is intense. As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

Our limited operating history could delay our growth and result in the loss of your investment.

We were incorporated in 2011. However, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their growth stage of development. Such risks include, but are not limited to, dependence on the growth of use of technology and services, complete product development, clinical trials and obtain industry acceptance while responding to competitive developments and attracting, retaining, and motivating qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares. In November 2017 we acquired substantial intellectual property related to our electroceutial business from Rio Grande Neurosciences, Inc.. However, we will be required to allocate our limited resources effectively to complete required clinical trials and obtain market acceptance for our products.

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Our ability to implement and manage growth strategy is uncertain.

We plan on expanding the market segments in which we acquire approval of medical indications. Implementation of our growth strategy may impose significant strain on our management, operating systems and financial resources. Failure by the Company to manage its growth, or unexpected difficulties encountered during expansion into different markets, could have a materially adverse impact on our results of operations or financial condition. Our ability to continue to operate our business depends upon a number of factors, including (i) generating sufficient funds for operations, (ii) our executive management team and our financial and accounting controls, and (iii) staffing, training and retaining skilled on-site management personnel. Certain of these factors are beyond our control and may be affected by the economy or actions taken by competing companies. Further, there can be no assurance that our market analysis and proprietary business data will continue to support our current marketing plans.

We may not be able to retain our key personnel or attract additional personnel, which could affect our ability to complete necessary clinical trials and obtain approvals so that we can generate revenue sufficient to continue as a going concern diminishing your return on investment.

Our performance is substantially dependent on the services and on the performance of our Management. Endonovo Therapeutics is, and will be, heavily dependent on the skill, acumen and services of our key executives. Our performance also depends on our ability to attract, hire, retain and motivate our officers and key employees. The loss of the services of our executives could result in lost revenue depending on the length of time and effort required to find qualified replacements. We have not entered into long-term employment agreements with all of our key personnel and currently have no “Key Employee” life insurance policies.

Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we are unable to attract, retain, and train the necessary technical, managerial, marketing and customer service personnel, our expectations of increasing our clientele could be hindered, and the profitability of Endonovo Therapeutics reduced.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations.

The Company intends to promote and sell its products internationally by virtue of the global access to its products line and it expects to have customers located in several countries. The Company’s international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

●	New and different legal and regulatory requirements in local jurisdictions;
●	Potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
●	Risk of nationalization of private enterprises by foreign governments;
●	Legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and,
●	Local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

The Company may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

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Since our products may be available over the Internet in foreign countries and the Company may have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The Company’s operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or “FCPA,” which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business relies in large part on granted patents which we own. However, the grant of a patent does not ensure that litigation will not arise where the validity of the patent is challenged or that the patent will not be found by a court to infringe upon patents held by others. Furthermore, any litigation relating to our patent rights is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business and financial condition.

We may not be able to obtain third-party reimbursement or favorable product pricing, which would reduce our ability to operate profitably.

Our ability to successfully commercialize certain of our proposed products may depend to a significant degree on reimbursement of the costs of such products and related services at acceptable levels from government authorities and other organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.

We have not adopted various corporate governance measures, and as a result, stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our stockholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

Certain provisions of Delaware law applicable to Endonovo could also delay a merger, tender offer, or proxy contest or make one more difficult.

As a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

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Risks Relating to Our Reliance on Third Parties

Because our Business Involves Medical Technology, Our Business Tends to be Capital Intensive.

We are likely to require additional capital to maintain operations or expand our business. We have not made any arrangements to obtain any additional financing. Any additional financing may only be available on terms unfavorable to us and disadvantageous to our shareholders.

The Protection from our Future Patents is Uncertain.

We will rely on patents and trade secrets for the protection of our intellectual property. The issuance of a patent by the Patent Office does not ensure that the patent will be upheld if it is challenged in litigation or that the patent will not be found to infringe upon patents validly issued to others. We could be exposed to substantial litigation expense defending their intellectual property as well as liability to others.

Our Products may Become Technologically Obsolete.

The medical products market is characterized by extensive research and development activities. New developments are expected to continue at a rapid pace and there can be no assurance that new discoveries will not render our products, processes and devices uneconomical or obsolete. The likelihood of success for our products must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new medical processes, devices and products and their level of acceptance by the medical community.

We may Encounter Liabilities Involving Customers and Third Parties.

The sale of medical devices can result in claims for injury if a product causes harm or fails to perform as promised. Although we have not been subject to any such claim, no assurance can be given that such claims will not be made in the future or that we can obtain any insurance coverage. If we were subject to an uncovered claim, our assets could be greatly reduced.

Government Regulations May Result in Costs and Delays.

The development, testing, production and marketing of our future products are subject to regulation by the FDA as devices under 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Additionally, our products may be subject to regulation by similar agencies in other states and foreign countries. While we believe that we have complied with all applicable laws and regulations, continued compliance with such laws or regulations, including any new laws or regulations, might impose additional costs on us which could adversely affect its financial performance and results of operations.

We depend on our collaborators to help us develop and test our devices, and our ability to develop and commercialize our devices may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of our devices may require that we enter into collaborations with consultants, corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things, design prototypes for and value our intellectual property, and market for us any commercial products that result from our collaborations.

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With respect to any additional clinical studies for our products which are required by the FDA or with respect to Clinical Trials relating to the development of our core technology for other applications, we rely on clinical investigators and clinical sites, some of which are private practices, and some of which are research university- or government-affiliated, to enroll patients in our Clinical Trials. We may rely on: pathologists and pathology laboratories; a contract research organization to assist in monitoring, collection of data, and ensuring FDA Good Clinical Practices (“GCP”) are observed at our sites; a consultant biostatistician; and other third parties to manage the trial and to perform related data collection and analysis.

However, we may not be able to control the amount and timing of resources that clinical sites and other third parties may devote to our Clinical Trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our Clinical Trials, or if the clinical sites fail to comply adequately with the clinical protocols, we will be unable to complete these trials, which could prevent us from obtaining regulatory approvals for our products or other products developed from our core technology. Our agreements with clinical investigators and clinical sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated.

If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain are compromised due to their failure to adhere to our clinical protocols or for other reasons, our Clinical Trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, our products or other products developed from our core technology.

In addition to the foregoing, any initial or additional clinical studies for any of our products which are required by the FDA and any Clinical Trials relating to the development of our core technology for other applications may be delayed or halted for numerous other reasons, including, but not limited to, the following:

●	the FDA, an Institutional Review Board (“IRB”) or other regulatory authorities place our clinical trial on hold;
●	patients do not enroll in Clinical Trials at the rate we expect;
●	patient follow-up is not at the rate we expect;
●	IRBs and third-party clinical investigators delay or reject our trial protocol;
●	third-party organizations do not perform data collection and analysis in a timely or accurate manner;
●	regulatory inspections of our Clinical Trials or manufacturing facilities, among other things, require us to undertake corrective action or suspend or terminate our Clinical Trials, or invalidate our Clinical Trials;
●	changes in governmental regulations or administrative actions; and
●	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or effectiveness.

If our products are approved for reimbursement, we anticipate experiencing significant pressures on pricing.

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We may not develop a substantial number of commercialized products.

We are a development stage company and currently have one commercialized product, the SofPulse®. We believe that the patents that we have acquired will allow us to develop additional devices and prove usefulness for other applications. However, while we believe we will achieve the desired clinical results, commercialization of each of our products remains subject to certain significant risks. Our efforts may not lead to commercially successful products for a number of reasons, including:

●	we may not be able to obtain regulatory approvals for our devices, or the approved indication may be narrower than we seek;
●	any of our devices may not prove to be safe and effective in Clinical Trials to the FDA’s satisfaction;
●	physicians may not receive any reimbursement from third-party payers, or the level of reimbursement may be insufficient to support widespread adoption of our devices;
●	we may experience delays in our continuing development program;
●	any products that are approved by regulators may not be accepted in the marketplace by physicians or patients;
●	we may not have adequate financial or other resources to complete the continued development or to commence the commercialization of our devices and we will not have adequate financial or other resources to achieve significant commercialization of our devices;
●	we may not be able to manufacture our products in commercial quantities or at an acceptable cost; and
●	rapid technological change may make our technology and products obsolete.

If we are unable to obtain regulatory approval for or successfully commercialize our products, we will be unable to generate revenue outside of our present approved device, the SofPulse®.

Non-FDA Government Regulation May Affect our Results.

The advertising of our devices will be subject to both FDA and Federal Trade Commission regulations. In addition, the sale and marketing of our devices will be subject to a complex system of federal and state laws and regulations intended to deter, detect, and respond to fraud and abuse in the healthcare system. These laws and regulations restrict and may prohibit pricing, discounting, commissions and other commercial practices that may be typical outside of the healthcare business. In particular, anti-kickback and self-referral laws and regulations will limit our flexibility in crafting promotional programs and other financial arrangements in connection with the sale of our products and related services, especially with respect to physicians seeking reimbursement through Medicare or Medicaid. These federal laws include, by way of example, the following:

●	the anti-kickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs;
●	the physician self-referral prohibition, commonly referred to as the Stark Law, which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians or their immediate family members have ownership interests or with which they have certain other financial arrangements;
●	the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;
●	the Civil False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and
●	the Civil Monetary Penalties Law, which authorizes the US Department of Health and Human Services (“HHS”) to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient-specific health information. These state laws typically impose criminal and civil penalties similar to the federal laws.

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In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased, due in large part to amendments to the Civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relaters, may be filed by almost anyone, including physicians and their employees and patients, our employees, and even competitors. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), in addition to its privacy provisions, created a series of new healthcare-related crimes.

Our Clinical Trials could be delayed by factors over which we have little control.

The start or conduct of a clinical trial can be delayed by a number of factors that may include, but are not limited to, government sequestration that could limit the availability of federal grants or delay in the approval and compliance process of where our clinical trial will be conducted. As a result, the purchase of equipment necessary to prepare and optimize the prototype for the clinical trial could be delayed.

The FDA may require additional Clinical Trials and any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

While we are undertaking the Clinical Trials we believe to be compliant with FDA regulations, for new devices. The occurrence of unexpected findings in connection with any initial or subsequent clinical trial required by the FDA may prevent or delay obtaining approval. In addition subsequent clinical studies would require the expenditure of additional company resources and could be a long and expensive process subject to unexpected delays. Any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

If any additional products are approved by the FDA, they may be approved only for narrow indications.

Even if approved, our devices may not be approved for the indications that are necessary or desirable for successful commercialization.

If we wish to modify any of our devices after receiving FDA approval, including changes in indications or other modifications that could affect safety and effectiveness, additional approvals could be required from the FDA, we may be required to submit extensive pre-clinical and clinical data, depending on the nature of the changes. Any request by the FDA for additional data, or any requirement by the FDA that we conduct additional clinical studies, could delay the commercialization of our devices and require us to make substantial additional research, development and other expenditures. We may not obtain the necessary regulatory approvals to market our devices in the U.S. or anywhere else. Any delay in, or failure to receive or maintain, approval for our proprietary square wave form device and/or cell-free therapies could prevent us from generating revenue or achieving profitability, and our business, financial condition, and results of operations would be materially adversely affected.

Management of our Company is within the control of our sole director who is also our CEO.

All decisions with respect to the management of the Company will be made by our board of directors and our officers, who will beneficially own X % of our common stock and 25,000 shares super voting of Preferred AA, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Holders of the common stock who purchase in this offering will not obtain majority control of the Company. Therefore, management will retain the power to elect all of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets; the sale of all or a substantial portion of the assets of the Company; the merger or consolidation of the Company with another corporation; raising additional capital through financing and/or equity sources; the retention of cash reserves for future product development, expansion of our business and/or acquisitions; the filing of Form 1-As with the Securities and Exchange Commission for offerings of our capital stock; and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution. Accordingly, no investor should purchase the common stock we are offering unless such investor is willing to entrust all aspects of the management of the Company to one individual.

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Our reliance on the activities of our non-employee consultants whose activities are not wholly within our control, may lead to delays in development of proposed products or in the development of our business.

We rely extensively upon and have relationships with consultants. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.

The outbreak of Corona Virus has negatively impacted our business.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that has adversely affect the economies and financial markets worldwide, and has adversely affected our business, results of operations and financial condition. While we are unable to quantify the impact, we are aware that our sales representatives’ activities have been substantially curtailed by their being unable to access hospital staff and administration in the customary manner. Management hopes that the pandemic abates and that we are able to reestablish an active sales representative network.

Our Proposed Additional Operations, should they be realized, also involve significant risks.

The Company has been investigating several acquisitions in the construction industry. All of the proposed targets are profitable and generate cash flow. The Company has entered into a non-binding letter of intent with one acquisition target, but has not entered into any definitive binding agreements to acquire any target. Even if we are successful in acquiring a target, no assurance can be given that we would be able to operate such company profitably. Present management has no experience in operating a construction company and the construction industry has its own set of risks.

Risks Related to Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this offering circular we have shares of common stock outstanding. shares are “free trading” and may serve to overhang the market and depress the price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a “penny stock” because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our common stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

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There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipts for, a disclosure document;
●	Disclose certain price information about the stock;
●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	Send monthly statements to customers with market and price information about the penny stock; and
●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We Have Paid No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

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We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock. Our CEO has, by virtue of his preferred stock ownership, voting control over all matters.

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. We currently have 25,000 shares of Series AA Super Voting Preferred Stock outstanding which will have majority voting power for the foreseeable future, all of which is held by our CEO and sole director. Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stock holders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

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We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Management will have substantial discretion over the use of the proceeds of this Offering and may not choose to use it effectively.

We plan to use the proceeds from this Offering as set forth in the section entitled “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this Offering and may apply the proceeds in ways with which you do not agree. The failure of our management to apply these funds effectively could materially harm our business.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Endonovo Therapeutics’ Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions

USE OF PROCEEDS

We estimate that our net proceeds from this offering, net of expenses, will be approximately $4,895,500 in the event all of the Shares are sold.

We intend to use $1,500,000 of the net proceeds of this offering to repay our secured lender pursuant to a settlement agreement and any additional amounts for general corporate purposes, which includes, among other purposes, the marketing efforts for our products, manufacturing, pre-clinical and clinical trials, obtaining medical insurance reimbursement and expansion into additional lines of business including the specialty construction industry. A portion of the proceeds may be applied to further these efforts.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

PLAN OF DISTRIBUTION

Currently, we plan to have our sole director and executive officer sell the shares in this Offering. He will receive no discounts or commissions. Our executive officer will deliver this Offering Circular to those persons who he believes might have interest in purchasing all or a part of this Offering. We may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

Our sole director and officer will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that: the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

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Our sole officer and director is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to hold his positions as officer and director following the completion of the Offering and have not been during the past 12 months and is currently not a broker or a dealer or associated with brokers or dealers. He has not nor will he participate in the sale of securities of any issuer more than once every 12 months.

Our Common Stock is not listed on any national securities exchange or the NASDAQ stock market. However, our stock is quoted on the OTC:QB under the symbol “ENDV.” Recently there has been limited trading volume. There is no guarantee that an active trading market will develop in our securities. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this Offering Circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this Offering will terminate one year from the qualification date of this amended Offering Circular, unless extended or terminated by the Company. The Company may terminate this Offering at any time and may also extend the Offering term by 90 days.

There can be no assurances that we will sell any or all of the securities. All shares will be offered on a “best efforts” basis.

All of the foregoing and following may affect the marketability of our securities. Should any fundamental change occur regarding the status or other matters concerning the selling shareholders or us, we will file an amendment to this Offering Circular disclosing such matters.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are offering up to 200,000,000 shares of our Common Stock for a tentative price of $0.025 per share, for a total of up to $5,000,000 in gross offering proceeds, assuming all securities are sold. There is no minimum investment established for investors and no minimum Offering amount. We may sell significantly fewer shares of common stock than those offered hereby. All accepted subscription funds will be immediately available for our use. We may, in our sole discretion, choose to accept the cancelation of debt owed by us as consideration for shares of common stock offered hereby. Any shares of Common Stock sold for debt cancellation shall be subject to the same terms and conditions as other shares sold hereunder, including the purchase price for such shares.

All subscription agreements and checks are irrevocable until accepted or rejected by the Company and should be delivered to us at the address provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on us until it is accepted on our behalf by our CEO or by specific resolution of our Board of Directors. We may accept or reject any subscription, in whole or in part, in its sole discretion.

We will deliver stock certificates to the purchasers within five days from request by a shareholder; otherwise shareholders’ shares may be noted and held in our corporate shareholder register.

Effective February, 2022, Dalmore Group has agreed to act as our broker of record in connection with the sale of our Common Stock, subject to the terms and conditions of a Broker-Dealer Agreement dated February, 2022. Pursuant to the agreement, Dalmore Group’s role in the offering is limited to serving as the broker of record, including providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. Dalmore Group will have access to the subscription information provided by investors and will serve as broker of record for the Offering. Dalmore Group will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations to any investor.

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Dalmore Group is a broker-dealer registered with the Commission and a member of FINRA and SIPC and is registered in each state where we sell shares of our Common Stock. Dalmore Group will receive a brokerage fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with this Offering.

We paid Dalmore Group a consulting fee of $20,000 as well as an advance of $5,000 for expenses and $1,250 for the FINRA corporate filing fee. In addition, we agreed to indemnify Dalmore Group and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) to the extent they are based upon our breach of any provision of Broker-Dealer Agreement, our wrongful acts or omissions or this Offering. Dalmore Group agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding to the extent they are based upon Dalmore Group’s breach of the agreement or the wrongful acts or omissions of Dalmore Group or Dalmore Group’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement.

The Broker-Dealer Agreement has a 12-month term beginning February , 2022 and will renew automatically for successive 2-months terms unless either party provides notice of non-renewal at least 30 days prior to the expiration of the then-current term. Additionally, the agreement may be terminated by either party for breach, misrepresentation, failure to comply with legal requirements or insolvency.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

16

MARKET INFORMATION

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is currently trading on the OTCQB market under the symbol “ENDV”. The following sets forth the high and low closing prices of the Company’s Common Stock in the US for the three most recent quarters and each quarter during the preceding two fiscal years. All prices quoted have, where applicable, been adjusted to reflect a 1,000 for one reverse stock split affected December 20, 2019.

The prices for the Company’s common stock quoted by brokers are not necessarily a reliable indication of the value of the Company’s common stock.

Closing Price	High	Low
Year Ended December, 2021
First Quarter	$	$
Second Quarter	$	$
Third Quarter	$	$
Fourth Quarter	$	$

Year Ended December, 2020
First Quarter	$	$
Second Quarter	$	$
Third Quarter	$	$
Fourth Quarter	$	$

Holders of Common Equity:

On February , 2022 there were approximately 5,000 shareholders of record of the Company’s common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owner’s common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies. The transfer agent of our common stock is Equity Stock Transfer, 237 W 37th Street - Suite 601, New York, NY 10018. The phone number of the transfer agent is (212) 575-5757.

Dividends:

Cash dividend: The Company has not declared or paid a cash dividend to common stock shareholders since the Company’s inception. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends to common shareholders in the foreseeable future. Any payment of cash dividends in the future will depend upon Company’s earnings, capital requirements and other factors.

DILUTION

If you invest in our common stock and warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per unit and the as-adjusted net tangible book value per share after this offering.

The net tangible book value (deficit) of our common stock as of September 30, 2021 was approximately $[●], or approximately $[●] per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our shares of common stock outstanding as of September 30, 2021.

After giving effect to the sale of 200,000,000 Shares in this offering at the offering price of $0.XX per Share, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $      , or approximately $                per share. This represents an immediate increase in net tangible book value of approximately $        per share to our existing security holders and an immediate dilution in as-adjusted net tangible book value of approximately $       per share to purchasers of units in this offering, as illustrated by the following table:

Public offering price per Share
Consolidated net tangible book value per Common Share
Increase in consolidated net tangible book value per Common Share
As adjusted consolidated net tangible book value per Common Share
Dilution per Common Share to new investors participating in this offering

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2019 and 2020

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere in this 10-K. The financial statements contained elsewhere in this 10-K fully represent the Company’s financial condition and operations; however, they are not indicative of the Company’s future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this 10-K.

Cautionary Notice Regarding Forward Looking Statements

The information contained in Item 2 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in prior filings, in press releases and in other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

18

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, we could reasonably have used different accounting policies and estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

Impairment of Other Intangible and Long-Lived Assets

The Company accounts for its intangible assets under the provisions of ASC 350, “Intangibles - Goodwill and Other”. In accordance with ASC 350, intangible assets with a definite life are analyzed for impairment under ASC 360-10-05 “Property, Plant and Equipment” and intangible assets with an indefinite life are analyzed for impairment under ASC 360 annually, or more often if circumstances dictate. The Company performs its annual simplified impairment test in the fourth quarter of each year. The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. If impairment is indicated, the asset is written down to its estimated fair value.

Use of estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. The significant estimates were made for the fair value of common stock issued for services, with notes payable arrangements, in connection with note extension agreements, and as repayment for outstanding debt, in estimating the useful life used for depreciation and amortization of our long-lived assets, in the valuation of the derivative liability, and the valuation of deferred income tax assets. Actual results and outcomes may differ from management’s estimates and assumptions.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has adopted ASU 2016-02 on January 1, 2019. The adoption of ASU 2016-02 did not have a significant impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company has early adopted ASU 2018-07 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company adopted ASU 2018-13 as of January 1, 2020 and ASU 2018-13 has not had a material impact on the consolidated financial statements.

19

In August 2020, the FASB issued “ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments. Either a modified retrospective method of transition or a fully retrospective method of transition is permissible for the adoption of this standard. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted no earlier than the fiscal year beginning after December 15, 2020. The Company is currently evaluating the potential impact on its consolidated financial statements.

Results of Operations

Results of Operations Year Ended December 31, 2020 vs. Year Ended December 31, 2019

	Year Ended December 31,		Favorable
	2020	2019	(Unfavorable)%

Revenue	$165,796	$310,164	(144,368)	(46.5)
Cost of revenue	65,369	93,385	28,016	30.0
Gross profit	100,427	216,779	(116,352)	(53.7)

Operating expenses	3,012,625	4,025,851	1,013,226	25.2

Loss from operations	(2,912,198)	(3,809,072)	896,874	23.5

Other income (expense)	2,516,614	(13,505,432)	16,022,046	118.6

Net loss	$(395,584)	$(17,314,504)	$16,918,920	97.7

Revenue

Revenue of the Company’s SofPulse® product during the current year decreased by $144,368 or 46.5% compared to the previous year.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations. Revenue has been negatively impacted by the COVID-19 contagious disease outbreak in March 2020. We anticipate that revenue will increase in future periods as the roll out of the SofPulse® product continues.

In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

Cost of Revenue

Cost of revenue decreased by $28,016 or 30.0% from the previous year to $65,369 during the current year compared to $93,385 during the previous year. Cost of revenue is recognized on those sales recorded as gross for which we are the principal in the transaction as opposed to net sales which reflect no cost of revenue.

It is anticipated that cost of revenue will increase in future periods as the roll out of the SofPulse® product continues.

20

Operating Expenses

Our operating expenses decreased by $1,013,226 or 25.2% to $3,012,625 in 2020 compared to $4,025,851 for 2019. The operating expenses were comprised primarily of consulting and professional fees for the development of our intellectual property, research and development, expenses related to being a public company and depreciation and amortization expenses. This change was due primarily to a decrease in consulting fees of approximately $0.5 million, a decrease in professional fees of approximately $0.4 million and a decrease in research of development of $0.1 million.

Depreciation and Amortization

We incur depreciation and amortization expense for costs related to our assets, including our patents, information technology and software. Our depreciation and amortization was $651,247 in 2020 compared to $650,315 in 2019. There were no equipment purchases or sales during 2020.

Other Income / Expense

Other Income was $2,516,614 in 2020 compared to expense of $13,505,432 in 2019. The decrease in other expense during our fiscal year 2020 was primarily the result of re-valuations to reflect liability accounting for convertible notes issued with variable conversion rates. This change was due primarily to a decrease in interest expense and the amortization of debt issuance costs and amortization of approximately $4.0 million and a change in valuation of our derivative liabilities of approximately $13.1 million.

Liquidity and Capital Resources

	As of December 31,		Increase
	2020	2019	(Decrease)
Working Capital

Current assets	$46,187	$62,555	$(16,368)
Current liabilities	16,825,821	23,623,470	(6,797,649)
Working capital deficit	$(16,779,634)	$(23,560,915)	$6,781,281

Long-term debt	$155,000	$155,000	$-

Stockholders’ deficit	$(14,373,786)	$(20,503,820)	$6,130,034

	For Year Ended December 31,		Increase
	2020	2019	(Decrease)
Statements of Cash Flows Select Information

Net cash provided (used) by:
Operating activities	$(741,590)	$(2,541,007)	$1,799,417
Investing activities	$-	$(2,594)	$2,594
Financing activities	$736,117	$2,183,343	$(1,447,226)

	As of December 31,		Increase
	2020	2019	(Decrease)
Balance Sheet Select Information

Cash	$13,420	$18,893	$(5,473)

Accounts payable and accrued expenses	$5,989,185	$4,348,219	$(1,640,966)

21

Since inception and through December 31, 2020, the Company has raised approximately $16.9 million in equity and debt transactions. These funds have been used to advance the operations of the Company, build its bio-medical platform, patent work and general corporate development. Our accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these consolidated financial statements. However, the Company has incurred substantial losses. Our current liabilities exceed our current assets and available cash is not sufficient to fund the expected future operations. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. To reduce the risk of not being able to continue as a going concern, management has implemented its business plan to materialize revenues from sales and future license agreements and has also initiated an equity line of credit offering to raise capital through the sale of its common stock and has engaged an Investment Banker to raise additional capital. Although, uncertainty exists as to whether the Company will be able generate enough cash from operations to fund the Company’s working capital needs or raise sufficient capital to meet the Company’s obligations as they become due, no adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. Our cash on hand at December 31, 2020 was $13,420. This will not be sufficient to fund operations if additional capital is not raised. The Company raised an aggregate of $0.3 million through the sale of equity and debt securities since December 31, 2020 through the date of this report.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Seasonality

Management does not believe that our current business segment is seasonal to any material extent.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Unregistered Sales of Equity Securities

During the year ended December 31, 2020, we issued the following unregistered equity securities:

Number of
Common Shares	Source of
Issued	Payment	Amount
2,813,250	Conversion of Preferred Series C	$1,400,934
14,557,343	Conversion of notes	$3,339,109
1,500,000	Exchange of options for restricted shares	$165,000
1,206,398	Services	$109,800
1,264,000	Note modification inducement	$137,995
771,926	Commitment shares	$97,920
1,234,568	Issuance for cash	$100,000

The above issuances of were exempt from registration pursuant to Section 4(2), and/or Regulation D promulgated under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

We are a Smaller Reporting Company and are not required to provide the information under this item.

22

Management’s Discussion and Analysis of Financial Condition and Results of Operations From 10-Q September 30, 2021

Cautionary Notice Regarding Forward Looking Statements

The information contained in Item 2 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” and variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine. Endonovo is a growth stage company whose stock is publicly traded (OTCQB: ENDV).

The Company develops, manufactures and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of pain, edema and inflammation in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

The Company’s non-invasive Electroceutical® therapeutics device, SofPulse®, using pulsed short-wave radiofrequency at 27.12 MHz has been FDA-Cleared and CE Marked for the palliative treatment of soft tissue injuries and post-operative plain and edema, and has CMS National Coverage for the treatment of chronic wounds. The Company’s current portfolio of pre-clinical stage Electroceutical® therapeutics devices address chronic kidney disease, liver disease non-alcoholic steatohepatitis (NASH), cardiovascular and peripheral artery disease (PAD) and ischemic stroke.

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

Going Concern

Our independent registered auditors included an explanatory paragraph in their opinion on our consolidated financial statements as of and for the fiscal year ended December 31, 2020, that states that our ongoing losses and lack of resources causes doubt about our ability to continue as a going concern.

The World Health Organization declared the Coronavirus outbreak a pandemic on March 11, 2020, and in the United States various emergency actions have been taken on the National, State and Local levels. The effects of this pandemic on the Company’s business are uncertain.

23

Critical Accounting Policies

A summary of our significant accounting policies is included in Note 1 of the “Notes to the Consolidated Financial Statements,” contained in our Form 10-K for the year ended December 31, 2020. Management believes that the consistent application of these policies enables us to provide users of the financial statements with useful and reliable information about our operating results and financial condition. The summary condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S., which require us to make estimates and assumptions. We did not experience any significant changes during the nine months ended September 30, 2021, in any of our Critical Accounting Policies from those contained in our Form 10-K for the year ended December 31, 2020.

New Accounting Pronouncements

See Note 1 of Notes to Condensed Consolidated Financial Statements for further discussion of new accounting standards that have been adopted or are being evaluated for future adoption.

Results of Operations

Nine Months ended September 30, 2021, and 2020.

	Nine Months Ended September 30,		Favorable
	2021	2020	(Unfavorable)%

Revenue	$72,789	$154,296	$(81,507)	-52.8%
Cost of revenue	6,124	18,320	12,196	66.5%
Gross profit	66,665	135,976	(69,311)	-50.9%

Operating expenses	1,919,418	2,364,213	444,795	18.9%

Loss from operations	(1,852,753)	(2,228,237)	375,484	16.9%

Other (expense) income	(3,648,471)	3,862,963	(7,511,434)	194.5%

Net loss	$(5,501,224)	$1,634,726	$(7,135,950)	436.5%

Revenue

Revenue of the Company’s SofPulse® product during the nine months ended September 30, 2021, was $72,789, a decrease of $81,507, or approximately 53%, compared to $154,296 for the nine months ended September 30, 2020.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations. Revenue has been negatively impacted by the COVID-19 contagious disease outbreak in March 2020. We anticipate that revenue will increase in future periods as the roll out of the SofPulse® product continues.

Cost of Revenue

Cost of revenue during the nine months ended September 30, 2021, was $6,124, a decrease of $12,196 or 66.5% compared to $18,320 for the nine months ended September 30, 2020. Cost of revenue is recognized on those sales recorded as gross for which we are the principal in the transaction as opposed to net sales which reflect no cost of revenue. It is anticipated that cost of revenue will increase in future quarters as the roll out of the SofPulse® product continues.

24

Operating Expenses

Operating expenses decreased by $444,795 or 18.9%, to $1,919,418 for the nine months ended September 30, 2021, compared to $2,364,213 for the nine months ended September 30, 2020. This change was due primarily to a decrease in consulting fees of approximately $107,000 a decrease in stock-based compensation by approximately $244,000, a decrease in payroll expense by approximately $88,000.

Other Expense/Income

Other expense for the nine months ended September 30, 2021, was $3,648,471 compared an income of $3,862,963 for the nine months ended September 30, 2020. This change was due primarily to a change in valuation of our derivative liabilities of approximately $8.9 million offset by a decrease of approximately $0.9 million in interest expense and a decrease of approximately $0.6 million in loss from debt extinguishment. We anticipate continued large fluctuations in other income/expense following quarterly re-evaluation of derivative liabilities.

Three Months ended September 30, 2021, and 2020.

	Three Months Ended September 30,		Favorable
	2021	2020	(Unfavorable)%

Revenue	$7,790	$39,980	$(32,190)	-80.5%
Cost of revenue	3,103	760	2,343	308.2%
Gross profit	4,687	39,220	(34,533)	-88.0%

Operating expenses	696,943	986,019	289,076	29.4%

Loss from operations	(692,256)	(946,799)	254,543	26.9%

Other income (expense)	(831,418)	(122,242)	(709,176)	-580.2%

Net income (loss)	$(1,523,674)	$(1,069,041)	$(454,633)	42.5%

Revenue

Revenue of the Company’s SofPulse® product during the three months ended September 30, 2021, was $7,790, a decrease of $32,190, or 80.5%, compared to $39,980 for the three months ended September 30, 2020. Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations. Revenue has been negatively impacted by the COVID-19 contagious disease outbreak in March 2020. We anticipate that revenue will continue to increase in future periods as the roll out of the SofPulse® product continues.

Cost of Revenue

Cost of revenue during the three months ended September 30, 2021, was $3,103, an increase of $2,343 or 308.2% compared to $760 for the three months ended September 30, 2020. Cost of revenue is recognized on those sales recorded as gross for which we are the principal in the transaction as opposed to net sales which reflect no cost of revenue. It is anticipated that cost of revenue will increase in future quarters as the roll out of the SofPulse® product continues.

Operating Expenses

Operating expenses decreased by $289,076 or 29.4%, to $696,943 for the three months ended September 30, 2021, compared to $986,019 for the three months ended September 30, 2020. This change was due primarily to a decrease in stock-based compensation of approximately $230,000 and consulting fees by approximately $72,000.

25

Other Expense

Other expense for the three months ended September 30, 2021, was $831,418 compared to $122,242 for the three months ended September 30, 2020. This change was due primarily to a change in valuation of our derivative liabilities of approximately $962,000 coupled with a decrease in interest expense of approximately $207,000. We anticipate continued large fluctuations in other income (expense) as a result of quarterly re-evaluation of derivative liabilities.

Liquidity and Capital Resources

	As of
	September 30, 2021	December 31, 2020	Favorable (Unfavorable)
Working Capital

Current assets	$62,549	$46,187	$(16,362)
Current liabilities	20,275,204	16,825,821	3,449,383
Working capital deficit	$(20,212,655)	$(16,779,634)	$(3,433,021)

Long-term debt	$79,825	$155,000	$(75,175)

Stockholders’ deficit	$(18,218,396)	$(14,373,786)	$(3,844,610)

	Nine Months Ended September 30,		Favorable
	2021	2020	(Unfavorable)
Statements of Cash Flows Select Information

Net cash provided (used) by:
Operating activities	$(595,288)	$(548,734)	$(46,554)
Investing activities	$-	$-	$-
Financing activities	$587,600	$532,424	$55,176

	As of		Favorable
	September 30, 2021	December 31, 2020	(Unfavorable)
Balance Sheet Select Information

Cash	$5,732	$13,420	$(7,688)

Accounts payable and accrued expenses	$7,057,399	$5,989,185	$(1,068,214)

Since January 1, 2021, and through September 30, 2021, the Company has raised approximately $0.6 million in debt and equity transactions. These funds have been used to fund on-going corporate operations. Our accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these condensed consolidated financial statements. Our cash on hand at September 30, 2021 was less than $6,000. The Company has incurred substantial losses since inception. Its current liabilities exceed its current assets and available cash is not sufficient to fund expected future operations. The Company is contemplating raising additional capital through debt and equity in order to continue the funding of its operations and to acquire a profitable business. However, there is no assurance that the Company can raise sufficient funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern.

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The Company is not aware of any recently issued accounting pronouncements that when adopted will have a material effect on the Company’s financial position or result of its operation.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Cautionary Notice Regarding Forward Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this offering circular.

This offering circular contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made herein other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” and variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Going Concern

Our independent registered auditors included an explanatory paragraph in their opinion on our consolidated financial statements as of and for the fiscal year ended December 31, 2020 that states that our ongoing losses and lack of resources causes doubt about our ability to continue as a going concern.

The World Health Organization declared the Coronavirus outbreak a pandemic on March 11, 2020 and in the United States various emergency actions have been taken on the National, State and Local levels. The effects of this pandemic on our business have been substantial and have been negative.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, we could reasonably have used different accounting policies and estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

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Use of estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. The significant estimates were made for the fair value of common stock issued for services, with notes payable arrangements, in connection with note extension agreements, and as repayment for outstanding debt, in estimating the useful life used for depreciation and amortization of our long-lived assets, in the valuation of the derivative liability, and the valuation of deferred income tax assets. Actual results and outcomes may differ from management’s estimates and assumptions.

Net Loss per Share

Basic net loss per share is calculated based on the net loss attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net loss per common share assumes the conversion of all dilutive securities using the if-converted method and assumes the exercise or vesting of other dilutive securities, such as options, common shares issuable under convertible debt, warrants and restricted stock using the treasury stock method when dilutive.

Accounts Receivable

The Company uses the specific identification method for recording the provision for doubtful accounts, which was $0 at December 31, 2019 and 2018. Accounts receivable are written off when all collection attempts have failed.

Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $153,126 and $274,271 for the years ended December 31, 2019 and 2018, respectively, and are included in operating expenses in the consolidated statements of operations.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has adopted ASU 2016-02 on January 1, 2019. The adoption of ASU 2016-02 did not have a significant impact on the Company’s consolidated results of operations, financial position and cash flows.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company has early adopted ASU 2018-07 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company adopted ASU 2018-13 as of January 1, 2020, and ASU 2018-13 has not had a material impact on the condensed consolidated financial position or results of operations and liquidity.

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The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

Since inception and through September 30, 2021, the Company has raised approximately $18 million in equity and debt transactions. These funds have been used to commence the operations of the Company to acquire and begin the development of its intellectual property portfolio. These activities include attending trade shows and corporate development. Our accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these condensed consolidated financial statements. The Company has incurred substantial losses since inception. Its current liabilities exceed its current assets and available cash is not sufficient to fund expected future operations. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. To reduce the risk of not being able to continue as a going concern, management is commercializing its FDA cleared and CE marked products and has commenced its business plan to materialize revenues from potential, future, license agreements, has raised capital through the sale of its common stock and is seeking out profitable companies. Our cash on hand at September 30, 2021 was $6,000. This will be insufficient to fund operations if additional capital is not raised. The Company raised approximately $600,000 through the sale of equity and debt securities during the nine months ended September 30, 2021.

Controls and Procedures.

Disclosure of controls and procedures.

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports, filed under the Securities Exchange Act of 1934, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable and not absolute assurance of achieving the desired control objectives. In reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. In addition, the design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

As required by the SEC Rule 13a-15(b), we carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

In light of the material weaknesses described below, we performed additional analysis and other post-closing procedures to ensure our financial statements were prepared in accordance with generally accepted accounting principles. Accordingly, we believe that the financial statements included in this report fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented.

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A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2) or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management has identified the following two material weaknesses which have caused management to conclude that as of September 30, 2021 our disclosure controls and procedures were not effective at the reasonable assurance level:

1. We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us for the quarter ended September 30, 2021. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

2. We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the authorization of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

To address these material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented.

Changes in internal controls over financial reporting.

There has been no change in our internal control over financial reporting that occurred during the fiscal quarter covered by this Quarterly Report on Form 10-Q that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Critical Accounting Policies

We consider the following accounting policies to be critical given they involve estimates and judgments made by management and are important for our investors’ understanding of our operating results and financial condition.

Basis of Consolidation

The consolidated financial statements contained in this report include the accounts of Endonovo Therapeutics, Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated.

Long-Lived Assets

Our long-lived assets include property, plant and equipment, capitalized costs of filing patent applications and goodwill and other assets. We evaluate our long-lived assets for impairment in accordance with Accounting Standards Codification (“ASC”) 360, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s judgment. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

Applicable long-lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment. Goodwill and other assets are not amortized.

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Certain Expenses and Liabilities

On an ongoing basis, management evaluates its estimates related to certain expenses and accrued liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Inflation

We believe that inflation has not had a material adverse impact on our business or operating results during the periods presented.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements as of February , 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the Company’s fiscal years ended December 31, 2020 and 2019, we were billed approximately $98,500 and $87,315, respectively, for professional services rendered for the audit and review of our financial statements.

Audit Related Fees

There were no fees for audit related services for the years ended December 31, 2020 and 2019.

Tax Fees

For the Company’s fiscal years ended December 31, 2020 and 2019, we were billed approximately $ $9,245 and $9,900 for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

For the Company’s fiscal years ended December 31, 2020 and 2019, we were billed approximately $11,000 and $0, respectively, for professional services rendered in connection with our registration statement.

The Company did not incur any other fees related to services rendered by our principal accountant for the fiscal years ended December 31, 2020 and 2019.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

●	approved by our audit committee; or

●	entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

We do not have an audit committee. Our board of directors pre-approves all services provided by our independent auditors. The pre-approval process has just been implemented in response to the new rules. Therefore, our board of directors does not have records of what percentage of the above fees was pre-approved. However, all of the above services and fees were reviewed and approved by the board of directors either before or after the respective services were rendered.

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CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

OUR BUSINESS

Overview

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine.

The Company develops, manufactures and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of pain, edema and inflammation on and in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

Recently management has entered into a program to expand our operations through a program of acquisition of specialty construction and facilities maintenance companies. We have had contact with several potential acquisition targets and entered into a letter of intent with one such company. However, no definitive agreements have been signed and no assurance can be given that we will be able to make any such acquisition or that it will prove profitable.

Corporate History

Our predecessor company, Hanover Asset Management, Inc. was incorporated in November 2008 in California. For the purpose of reincorporating in Delaware, we merged with a newly incorporated successor company, Hanover Portfolio Acquisitions, Inc., in July 2011 under which we continue to operate.

IP Resources International, Inc. began operations on September 1, 2011 and was formally incorporated on October 17, 2011.

Reverse Acquisition

On March 14, 2012, we entered into a Share Exchange Agreement (“Agreement”) with IPR and certain of its shareholders. Under the Agreement, each participating IPR shareholder exchanged all of their issued and outstanding IPR common shares totaling 33,234,294, free and clear of all liens, and $155,000 for Company common shares equal to 1.2342 times the number of IPR shares being transferred to the Company for a total of 410 of our shares (410,177 pre-reverse split). The $155,000 was not paid at closing. The Company recorded the $155,000 as acquisition payable. IPR agreed to make payments of up to 25% of the proceeds from any private placement or gross profits earned by IPR until the obligation is satisfied. The percentage of the proceeds to be paid is at the sole discretion of IPR’s Chief Executive Officer and the ex-Chief Executive Officer of the Company based on the liquidity of the Company.

As a result of the Agreement, the former shareholders of IPR, immediately post acquisition owned approximately 89% of the Company and its officers and directors constituted the majority of the officers and directors of the Company. Since the shareholders, officers and directors of IPR have control of the Company, the acquisitions constitutes a reverse acquisition, so IPR was the accounting acquirer and we were the accounting acquiree. For legal purposes, we are the legal parent and IPR is the legal subsidiary.

Acquisition of Aviva Companies Corporation

On April 2, 2013, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) The Aviva Companies Corporation (“Aviva”) and (ii) all of the shareholders of Aviva (the “Shareholders”) pursuant to which the Company acquired all of the outstanding shares of Aviva in exchange for the issuance of 60 shares of our common stock (60,000 pre-reverse split), par value $0.0001 per share to the Shareholders (the “Share Exchange”). As a result of the Share Exchange, Aviva became a wholly-owned subsidiary of the Company.

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Other than in respect to the transaction, there is no material relationship among Aviva’s stockholders and any of the Company’s affiliates, directors or officers. We are not currently actively pursuing the development of the Aviva Companies Corporation.

Acquisition of WeHealAnimals, Inc.

On November 16, 2013, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) WeHealAnimals, Inc. (“WHA”) and (ii) the sole shareholder of WHA (the “Shareholder”) pursuant to which the Company acquired all of the outstanding shares of WHA in exchange for the issuance of 3 shares of our common stock (3,000 shares pre- reverse split), par value $0.0001 per share and $96,000 to the Shareholder (the “Share Exchange”). As a result of the Share Exchange, WHA became a wholly-owned subsidiary of the Company and all of the equity of WHA including its and its sole shareholder’s intellectual property became the property of the Company. This obligation was fully paid on December 15, 2015 through the issuance of 350 shares of stock (350,000 pre-reverse split) to Shareholder. WHA is a Nevada corporation with intellectual property in the fields of bio-technology including its biologics and time-varying electromagnetic frequencies with potential applications on people and animals that management believes can be developed to the benefit of the Company and its shareholders. WHA’s sole shareholder was formerly Chairman and Chief Scientist of Regenetech, Inc. Regenetech was acquired by a company that wanted its technology, biomolecules grown in microgravity, for use in cosmetics. WHA’s sole shareholder left Regenetech with exclusive rights to this proprietary square wave form technology and stem cell technologies, including the patents and patent applications relating thereto.

Other than in respect to the transaction, there is no material relationship between WHA’s sole stockholder and any of the Company’s affiliates, directors or officers.

Acquisition of Rio Grande Assets

On December 22, 2017, we acquired intellectual property and other assets (the “RGN Assets”) from Rio Grande Neurosciences, Inc. (RGN). The price was $4,500,000 of which we paid $3,000,000 in cash and delivered a $1,500,000 secured promissory note due November 30, 2018 and security agreement. Before such note was due, the note was assigned to Eagle Equities, LLC (“Eagle”) its due date was extended to November 30, 2019, and it was made convertible into our common stock at a price related to our common stock’s market price at the time of conversion. The maturity date was then extended to December 31, 2020. The RGN Assets relate to RGN’s PEMF portfolio of intellectual property, including 27 issued patents with foreign patent protection covering the therapeutic use of PEMF as well as the treatment of various central nervous system disorders. We intend to initiate and fund future clinical trials to evaluate the further use of PEMF in the treatment of central nervous system disorders, including traumatic brain injury, post-concussion syndrome, stroke and multiple sclerosis. However, no assurance can be given that we will be successful in these endeavors or that the results of any tests will indicate further development of the RGN Assets.

The PEMF assets acquired include SofPulse®, a portable, disposable PEMF device with a CE Mark and an FDA 510(k) clearance for the treatment of post-surgical pain and edema in addition to medical reimbursement for the treatment of chronic wounds. Endonovo Therapeutics has begun the commercialization of the PEMF assets through marketing and the creation of various sales channels and distribution agreements.

Present Development Plans

We now are a biotechnology company developing bioelectronic devices and cell therapies for regenerative medicine and a commercial-stage developer of non-invasive wearable Electroceuticals™ therapeutic devices.

The Company’s current portfolio of commercial and clinical-stage wearable Electroceuticals™ therapeutic devices addresses wound healing, pain, post-surgical pain and edema, cardiovascular disease, chronic kidney disease, and Central Nervous System (CNS) Disorders, including traumatic brain injury (TBI), acute concussions, post- concussion syndrome and multiple sclerosis. The Company’s non-invasive Electroceutical™ therapeutic device, SofPulse®, using pulsed short-wave radiofrequency at 27.12 MHz has been FDA-Cleared and CE Marked for the palliative treatment of soft tissue injuries and post-operative pain and edema, and has CMS National Coverage for the treatment of chronic wounds. The Company’s current portfolio of pre-clinical stage Electroceuticals™ therapeutic devices address chronic kidney disease, liver disease non-alcoholic steatohepatitis (NASH), cardiovascular and peripheral artery disease (PAD), and ischemic stroke. The Company’s non-invasive, wearable Electroceuticals™ therapeutic devices work by restoring key electrochemical processes that initiate anti-inflammatory and growth factor cascades necessary for healing to occur.

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These bioelectronics devices are also commonly referred to as “electroceuticals.” These products are part of an emerging field termed “Bioelectronic Medicine,” that seeks to harness electrical signals in nerves and cells to alter the course of diseases and conditions. Whereas our competitors are primarily using implantable electrical nerve stimulators, we are developing devices that are not implantable and use electromagnetic pulses to deliver electrical stimulation to cells and tissues. We are developing these bioelectronic devices for the treatment of inflammatory conditions in tissues and vital organs with a concentration on vascular diseases and ischemia/reperfusion injuries.

Intellectual Property:

SofPulse: We have 29 issued patents with foreign patent protection covering the therapeutic use of tPEMF as well as the treatment of various central nervous system disorders. Additionally to date, we have filed seven patent applications in the U.S. through the U.S. Patent and Trademark Office (USPTO) and four international patent applications in the E.U., China, South Korea and Japan covering our Time-Varying Electromagnetic Field (TVEMF) technology, the production of biomolecules, the creation of an allogeneic mesenchymal stem cell product a treatment for chemical and radiation injuries, production of stem cell secretome and a method of treating tissues and organs using our TVEMF technology. To date, we have been granted one U.S. Patent (U.S. Patent No. 9,410,143) issued on August 9, 2017 covering the production of human biomolecules using our TVEMF technology. We will continue to seek to strengthen our portfolio of intellectual property by filing additional patents around uses of our core technologies.

Our business strategy is aimed at building value by positioning each of our technologies and therapies to treat specific diseases that lack effective treatment, post-operative pain and edema, or whose current standard of treatment involves invasive procedures and/or potentially harmful side effects. We anticipate updating and refining the business strategy as new medical and/or clinical advancements are made as a result of extensive research and development. In general, the component functions of the business model are to:

● Commercialize our FDA cleared technology through direct sales, distributors and licensees;

● License our technologies;

● Develop additional medical indications for our medical devices;

● Develop additional non-invasive, medical technologies;

● Conduct pre-clinical and clinical human studies for FDA Approval of our medical devices and cell therapies;

● Acquire subsidiaries under the parent company, Endonovo Therapeutics, to assist in the development and distribution of medical technologies;

● Incrementally invest, market, and refine acquired and developed medical technologies and therapies.

Industry Overview

Bioelectrical Medicine (“PEMF”) within the Healthcare Industry

The healthcare industry is one of the world’s largest and fastest-growing industries. Consuming over 10 percent of Gross Domestic Product (GDP) of most developed nations, health care can form an enormous part of a country’s economy.

As of 2016, 91.1% of residents had health protection in the United States, either through their employer or bought individually. During 2016, healthcare costs reached $3.3 trillion, or $10,348 per person. The share of U.S. GDP devoted to healthcare was 17.9% of U.S. Gross Domestic Product (GDP), the largest of any country in the world. Specifically, the cost of pharmaceuticals in the United States is the highest on the planet. It is expected that Healthcare’s share of U.S. GDP will continue its upward trend, reaching 20 percent of U.S. GDP by 2025. Globally, by 2040, Healthcare spending is expected to exceed $18 Trillion annually.

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Bio-Electrical Medicine is a $17.2 Billion sector of the Healthcare Industry growing at more than a 11% CAGR estimated to exceed $35.5 Billion by 2025, according to Grand View Research. Get me a copy of this Bioelectric medicine is at the forefront of technological revolution in medical sciences. As opposed to the pharmaceutical industry, bioelectric medicine has a different treatment therapy that is based on electrical pulses instead of drugs to trigger the body’s recovery capabilities. Bioelectric medicine develops nerve stimulating and sensors activation technologies to regulate biological functions and treat diseases by combining bioengineering, neuroscience, molecular medicines and electronics. These technologies may change the future of therapies for wide range of diseases.

On the basis of type of device, the global Electroceuticals®/Bioelectrical Medicine Market is classified into two major classes:

● Implantable Electroceuticals® Devices, and,

● Non-Invasive Electroceuticals® Devices.

BioElectric Medicine vs. Drug Therapies

Over the past 15 years, long-acting and extended-release opioids have been used to treat open wounds, post-operative wounds and chronic pain. These opioids are normally administered at high doses and over long treatment durations particularly in the United States, resulting in a drastic increase in the number opioid-tolerant individuals and a prescription opioid abuse epidemic. Endonovo offers an alternative, non-opioid treatment through its Electroceuticals® systems: The Company’s SofPulse® system is a medical device and is FDA-Cleared and CE Marked for the palliative treatment of soft tissue injuries and post-operative pain and edema. Additionally, through medical studies, SofPulse® system has shown to reduce pain and accelerate the recovery of chronic wounds using PEMF. Chronic pain therapy via PEMF works by relieving the underlying cause of pain – inflammation.

Drug therapies remain the standard of care for a broad range of medical conditions, including high blood pressure, chronic pain, autoimmune diseases, and psychiatric disorders. Management believes that bioelectronic medicine has developed as a viable alternative for the treatment of many disorders.

Normally, our nervous systems send signals to our tissues and organs to suppress inflammation, a phenomenon known as the inflammatory reflex. But sometimes, this system does not work properly, with malfunctions resulting in diseases like rheumatoid arthritis and inflammatory bowel disease. Traditionally, doctors have treated these diseases using drugs designed to suppress inflammation, such as infliximab (trade name Remicade) or adalimumab (Humira). But these drugs are expensive. Plus, they don’t work for everyone, often come with nasty side effects, and in some rare cases, they can even kill.

Current Product Being Sold – SofPulse®

The Company’s SofPulse® system is a medical device and is FDA-Cleared and CE Marked for the palliative treatment of soft tissue injuries and post-operative pain and edema. In clinical trials, the SofPulse® device has proven to reduce mean pain scores by nearly 300% and inflammation by 275% thereby improving and reducing recovery time. Additionally, active patients have experienced a 2.2 fold reduction in narcotic use. The SofPulse® delivers tPEMF to enhance post-surgical recovery, naturally. Since the SofPulse® is non-invasive and non-pharmacologic, there are no known side effects and no potential for overdose or dependency AND no effects on healthy tissue.

How the SofPulse® Works

SofPulse® delivers low intensity microcurrents of energy directly to the procedure site, to enhance recovery, by increasing the amount of naturally occurring Vascular Endothelial Growth Factor (VEGF), thereby increasing the physiological process through which new blood vessels form from pre-existing vessels (Angiogenesis). Within hours/days, the Fibroblast Growth Factor (FGF) enhances, thereby increasing the production of Collagen/Granulation (within days) and Transforming Growth Factor (TGF-β) accelerating Remodeling in the body within days/weeks. This device reduces inflammation and speeds/improves the healing process. The natural healing process allows patients to get back to life faster with lowered use of narcotics. A surgeon places and activates SofPulse® immediately after a procedure. The SofPulse® can be placed over a surgical dressing or clothing and can easily be applied and/or removed in many cases by the patient themselves. The length of time the device is used will vary depending on the type of procedure.

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The SofPulse® allows patients to get back to an active life faster with less use of narcotics.

● Immediately Usable and Effective - Single use patient device applied immediately after surgery.

● Easy to Use - SofPulse® can easily be applied and or removed, including in many cases by the patient themselves.

● Automated Dosing - Device is activated automatically or can be used as needed.

● Versatile - The product comes as a single device or dual device to accommodate different surgical procedures.

Manufacturing

Our SofPulse® device is manufactured for us by ADM Tronics, Inc. in an FDA approved facility in Northvale, New Jersey.

Sales & Marketing

Endonovo’s strategy is to establish relationships with third parties (such as well-established sales organizations, distributors and marketing coordinators) that assist us in developing, marketing, selling and implementing our products.

We believe that strategic and technology-based relationships with medical facilities are fundamental to our success. We have forged numerous relationships with medical device distributors to enhance our combined capabilities. This approach enhances our ability to accelerate market penetration, accelerate the pace of our sales growth and solidify relationships.

We have a variety of marketing programs designed to create brand awareness and market recognition for our product offerings and for sales lead generation. Our marketing efforts include attending and presenting at healthcare related conferences, advertising, content development and distribution, public relations, social media publication of technical and informative articles in industry journals and sales training.

In addition, our strategic partners augment our marketing and sales campaigns through seminars, trade shows and joint public relations and advertising campaigns. Our customers and strategic partners provide references and recommendations that we often feature in external marketing activities.

Endonovo also is utilizing Key Opinion Leaders (KOLs) and Scientific Advisory Board Members (SABs) within the medical community to develop sales channel recommendations to other physicians/surgeons.

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Clinical Trials & Medical Reimbursement

Currently, Endonovo and SofPulse® device are being utilized in clinical trials to prove the efficacy and effectiveness of pain management in Orthopedic surgical cases and Mastectomy reconstruction surgical cases.

The two current clinical trials, at Columbia University and Stanford University, when completed and published will allow the Company to apply for and potentially obtain Medical reimbursement for the SofPulse® PEMF device. The two current clinical trials are as follows and are listed and updated on clinicaltrials.gov

The Columbia University study is being conducted by the Chief of division of Plastic Surgery at Columbia, Christine Hsu Rohde, MD, and is titled “PEMF and PEC Blocks in Mastectomy Reconstruction Patients”, is in recruitment stage with scheduled completion date of December 31, 2021 https://clinicaltrials.gov/ct2/show/NCT03360214?term=sofpulse&draw=2&rank=7

The Stanford University Clinical trial is being conducted by Board certified Orthopedic surgeon Geoffrey Abrams, MD and is titled, “Pulsed Electromagnetic Field (PEMF) Therapy for Post-operative Pain”, is in recruitment stage with scheduled completion date of August 2023. https://clinicaltrials.gov/ct2/show/NCT04109638?term=pulsed+electromagnetic+field+therapy&cond=PEMF&draw=3&rank=15

International Expansion Into Taiwan Advances

Endonovo and SofPulse® entered into an agreement with Evermed Medical Enterprise Ltd. (“Evermed”) In Taiwan in 2019 to bring commercialization of SofPulse® to Taiwan through gaining approval of the SofPulse® PEMF device with the Taiwan FDA.

In July 2021, Evermed through its dedicated team, in unison with Endonovo’s US operations, a has received QSD (Quality System Documentation) approval with the Taiwan FDA which is a major milestone in the commercialization of SofPulse® in Taiwan.

Evermed and Endonvo will be completing the final administration processes of the Taiwan FDA over the next 6 to 8 months which will allow us to target pain and opioid relief for over 23.5 million Taiwanese residence who have annual surgical cases exceeding 1,123,077 In-hospital surgeries, and 900,000+ outpatient surgeries annually.

Competition

The pain management market is intensely competitive, highly fragmented and characterized by rapidly changing technology and drugs. We currently compete with other medical device manufacturers as well as pharmaceutical companies that have developed drugs many which are considered addictive.

Employees

We do not have any employees, but rely on consultants. We have retained approximately 5 individuals as independent contractors that are involved in business development and sales, research & development and administrative functions.

Properties

We have one office locations in serviced office suite in Woodland Hills, California which we rent on a month-to-month basis. We believe such office is adequate for our present needs.

Legal Proceedings

We are a defendant in a case entitled Auctus Fund, LLC v. Endonovo Therapeutics, Inc. et.al 20-cv-11286-PBS filed in the Federal District Court in Massachusetts in July 2020. The complaint seeks damages related to a variable rate dated in August 2019 in the original amount of $275,250 and alleges various counts of State and Federal securities laws violations, breach of contract, fraud, consumer fraud and other claimed theories of damages while claiming damages in excess of $500,000, other unspecified damages and attorney fees. The Company is vigorously defending the action and as filed an answer with counterclaims. While the matter is in its early stages and there are always uncertainties in litigation, management does not believe that the litigation will result in a finding significantly averse to the Company. Otherwise, we are not party to any material legal proceeding. Due to the nature of our business, we may become active in litigation relating to the defense or assertion of our patent rights or other corporate matters. Refer to Note 9 of the Financial statements for the year ended December 31, 2020 for further discussion.

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MANAGEMENT

The following table sets forth the name and age of officers and director. Our Executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Alan Collier	56	Director, Chief Executive Officer, Interim Chief Financial Officer, and Secretary

Biographies

Alan Collier has been the Chief Executive Officer, Secretary, and a director of the Company Since March 2012. Mr. Collier has more than twenty (20) years of experience in finance, telecommunications, and consumer products. Over the progression of his career, he has specialized in the development and financing of early stage, high growth, and acquisitive companies (public and private). He has structured, participated in, and completed numerous transactions including mergers and acquisitions, equity and debt placements, capital restructuring, joint venture development, and channel partner procurement. Additionally, Mr. Collier was a Senior Managing Director at Mid-Market Securities, a FINRA-registered Broker-Dealer. He is also the co-founder and a Managing Member of C2 Capital, LLC, which provides management consulting services to companies preparing to go public. Prior to joining Mid-Market Securities, Mr. Collier was a Managing Director of Mosaic Capital and co-managed its Capital Markets Group at Mosaic Capital. He was previously a Vice President at Corporate Capital Group and Managing Director and CEO of Greenbridge Capital Group. He has held numerous board and executive positions throughout his career.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Key Staff Member

In February 2022, we retained Garry Michael Kann, age 65, as Head of Corporate Development. Mr. Kann’s primary responsibilities will be to oversee the development of Endonovo’s “build up strategy” of acquiring complementary specialty service providers in the construction industry. Key responsibilities will be in identifying, preforming due diligence on, evaluating and otherwise assisting in company mergers and acquisitions, principally in the specialty construction industry. For more than the past five years, Mr. Kann has been the CEO of Firebird Partners a private investment firm and chairs the Capital Markets Group at Mosaic Capital LLC, a financial advisory firm both located in Los Angeles, California. Mr. Kann has been a prominent corporate finance professional in the United States on both the East and West Coasts for over 30 years. Over that time, he has been an innovator in asset backed financial instruments and has worked with clientele around the globe including Europe, Asia, Central and South America. As an investment banker he has completed more than 60 mergers and acquisition transactions exceeding $2 billion in value. Previously, while in senior management positions for a wide variety of financial institutions serving the middle market, he structured and completed more than 200 transactions exceeding several billion dollars in value.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. We have a board consisting of one member. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and our director of the corporation. All material communications from stockholders are relayed to our board.

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Role in Risk Oversight

Our board is primarily responsible for overseeing our risk management processes. The board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

We became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“34 Act”) on June 15, 2015 when we filed a Form 8-A. Our officers and director have made appropriate filings under Section 16(a) of the Exchange Act, although on two occasions, Mr. Mann filed his Form 4 a few days late. These instances involved reporting of open market purchases and did not involve any short swing profits.

Executive Compensation.

The following executives of the Company received compensation in the amounts set forth in the chart below for the fiscal years ended December 31, 2020 and 2019. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

The following executives of the Company received compensation in the amounts set forth in the chart below for the fiscal years ended December 31, 2020, and 2019. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Alan Collier, CEO, Interim	2020	$300,000	$-	$-	$-	$315,000
CFO, Secretary and Director	2019	$300,000	$15,000	$-	$-	$300,000

Michael Mann, V.P., Former	2019	$45,000	$-	$-	$-	$45,000
CEO

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Alan Collier, CEO, Interim	5,000	-	$54.00	4/17/2027
CFO, Secretary and Director	10,185	-	$21.60	8/29/2020

Michael Mann, V.P., Former CEO	10,185	-	$21.60	8/29/2020

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Compensation of Directors

The directors receive no compensation for serving as directors. However, the Company may reimburse its directors for any out-of-pocket cost reasonably incurred to attend a Board meeting.

Compensation Agreements

All of the new officers pursuant to the terms of the Share Exchange Agreement dated March 14, 2012 have agreed to accrue and defer payment of their compensation until the Company has generated sufficient financing proceeds or revenue to pay such compensation. Initially, Messrs. Collier and Mann each received compensation of $10,000 per month which has increased to $25,000 and $22,500 per month, respectively.

Compensation of Directors

The directors receive no compensation for serving as directors. However, the Company may reimburse its directors for any out-of-pocket cost reasonably incurred to attend a Board meeting.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of June 9, 2020, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of this offering circular. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of this offering circular is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 6320 Canoga Avenue, 15th Floor Woodland Hills, CA 91367.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Ownership (2) (3)

Alan Collier	41,004	0.3%

All officers and directors as a group (1 persons)	41,004	0.3%

(1) This includes common shares controlled by Mr. Collier

(2) Based on shares of common stock outstanding as of February , 2022

(3) Does not include certain options owned by Messrs. Collier which have an exercise price of $0.15 per share and are not currently exercisable.

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Certain Relationships and Related Transactions, and Director Independence.

On March 31, 2014, the Company issued a promissory note to Michael Mann then an officer of the company for a principal amount of $70,000. The Note carries an interest rate of 14% per annum and a maturity date of September 30, 2017 with interest due monthly. The note was fully paid as of December 31, 2019 and the balance is $0 as of September 30, 2021.

On October 29, 2014, the Company issued a promissory note to Michael Mann for a principal amount of $50,000. The Note carries an interest rate of 12% per annum and a maturity date of October 29, 2017 with interest due monthly. On September 29, 2019, the maturity date of the promissory note was extended to December 31, 2019. The balance of the note is $0 as of September 30, 2021.

On February 10, 2015, the Company issued a promissory note to Michael Mann for a principal amount of $50,000. The Note carries an interest rate of 12% per annum and a maturity date of June 4, 2015 with interest due monthly. On September 29, 2019, the maturity date of the promissory note was extended to December 31, 2019. As of September 30, 2021, the Company has a remaining principal balance of $26,100.

On December 21, 2017, the Company issued a promissory note to Michael Mann for a principal amount of $100,000. The Note carries an interest rate of 10% per annum and a maturity date of March 22, 2018 with interest due monthly. On September 29, 2019, the maturity date of the promissory note was extended to December 31, 2019. As of September 30, 2021, the Company has a remaining principal balance of $100,000.

The outstanding notes to Mr. Mann equal $126,100 at September 30, 2021. In the opinion of management, these notes were on terms no less favorable to the lenders than the Company might have obtained from an unaffiliated party.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Alan Collier is not considered independent because he is the Company’s Chief Executive Officer.

We do not currently have a separately designated audit, nominating or compensation committee.

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DESCRIPTION OF CAPITAL STOCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorize us to issue (a) 2,500,000,000 shares of Common Stock, par value $0.0001 per share, of which, 78,197,953 shares are issued and outstanding as of February , 2022, and (b) 5,000,000 shares of Preferred Stock, $0.001 par value per share, 26,643 of which were issued and outstanding on February , 2022.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of shareholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of Preferred Stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the Common Stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 5,000,000 shares of Preferred Stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors.

Series AA Super Voting Preferred Stock

On April 3, 2013, the Company filed a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series designated “Series AA Super Voting Preferred Stock,” and established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company.

There are no rights to dividends, liquidation preferences or conversion rights associated with the Series AA Super Voting Preferred Stock. We presently have 25,000 shares of Series AA Super Voting Preferred Stock outstanding which are held by Alan Collier our CEO. This gives him effective control over all shareholder votes conducted by us.

The summary of the rights, privileges and preferences of the Series AA Super Voting Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is an exhibit hereto.

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. As of the date of this Prospectus, 600 shares of Series B and 4,805,600 warrant shares have been issued and are outstanding.

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Series C Convertible Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. Management determined that the Series C should be classified as liability per the guidance in ASC 480 Distinguishing Liabilities from Equity as of December 31, 2019. On January 29, 2020, the Company filed the amended and restated certificate of designation fort its Series C Secured Redeemable Preferred Stock. The amendment changed the rights of the Series C by (a) removing the requirement to redeem the Series C, (b) removing the obligation to pay dividends on the Series C, (c) Allowing the holders of shares of Series C to convert the stated value of their shares into common stock of the Company at 75% of the last closing price of such common stock. The C Preferred does not have any rights to vote with the common stock.

Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B.

Management reviewed the guidance in ASC 470-60 Troubled Debt Restructurings and ASC 470-50 Debt Modifications and Extinguishments and concluded that the changes to the terms of the Series C qualified for debt extinguishment and recorded a loss on debt extinguishment totaling approximately $604,000.

Management determined the fair value of the new instrument based on the guidance in ASC 820 Fair Value Measurement. Management concluded that the preferred stock should not be classified as a liability per the guidance in ASC 480 Distinguishing Liabilities from Equity even though the conversion would require the issuance of variable number of shares since such obligation is not unconditional. Management classified the Series C in permanent equity as of March 31, 2020.

During the three months ended March 31, 2020, the Company converted 936 shares of Series C into 1,636,166 shares of common stock. As of the date of this Offering Circular 878 shares of Series C were outstanding

Series D Convertible Preferred Stock

On November 11, 2019, the Company filed a certificate of designation for 20,000 shares of Series D Convertible Preferred Stock designated as Series D (“Series D”), which are convertible, at the option of the holder, at any time from the date of issuance, into shares of common shares. On or prior to August 1, 2020, for each share of Series D, the holder, on conversion, shall receive a number of common shares equal to 0.01% of the Company’s issued and outstanding shares on conversion date and for conversion on or after August 2, 2020, the holder shall receive conversion shares as though the conversion date was August 1, 2020, with no further adjustments for issuances by the Company of common stock after August 1, 2020, except for stock split or reverse stock splits of the common stock.

The Series D holders have no voting rights. Upon liquidation, the holder of Series D, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders. During the year ended December 31, 2019, 255 shares of Series D have been issued. As of the date of this Offering Circular, there are 255 shares of Series D outstanding.

Dividend Policy

We have not declared dividends since our inception. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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Transfer Agent

The transfer agent for our common stock is Equity Stock Transfer, 237 W 37th Street - Suite 601, New York, NY 10018; phone: (212) 575-5757.

LEGAL MATTERS

The validity of the common stock offered by this offering circular will be passed upon for us by Frank J. Hariton, Esq. White Plains, New York.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPERTS

The financial statements for the years ended December 31, 2020 and December 31, 2019, included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, Encino, California, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and Registration Statement in reliance upon the report of Rose Snyder & Jacobs LLP and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Endonovo Therapeutics, Inc.

Unaudited Consolidated Financial Statements of Endonovo Therapeutics, Inc.

F-1

FINANCIAL INFORMATION

Audited Financial Statements for Year ended 2019 and 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Endonovo Therapeutics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Endonovo Therapeutics, Inc. and Subsidiaries (the Company) as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes to the consolidated financial statements (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has continued to incur significant operating losses and negative cash flows from operations, during the year ended December 31, 2020 and has negative working capital at December 31, 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Instruments with Embedded Conversion Features

Description of the Matter

As discussed in Note 1 to the Consolidated Financial Statements, the Company issues instruments with embedded conversion features. These embedded conversion features result in a derivative liability that is measured at fair value.

Auditing derivative liability is complex and highly judgmental due to the variability and uncertainty associated with the Company’s assessment of estimates used in calculating the value of the derivative liability. Changes in these estimates would have a significant effect on the valuation of the derivative liability and the related change in fair value of derivative liability.

How We Addressed the Matter in Our Audit

To test the derivative liability, our audit procedures included, among others, evaluating the appropriateness of the Company’s accounting policy for instruments with embedded conversion features and the estimates and assumptions used in calculating the fair value of the derivative liability. We evaluated whether the methods used to calculate the fair value of the derivative liability were applied consistently. We also tested the completeness and accuracy of the underlying data used for the fair value measurement.

/s/ Rose, Snyder & Jacobs LLP

We have served as the Company’s auditor since 2008.

Encino, California

April 13, 2021

F-2

Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2020	2019
ASSETS
Current assets:
Cash	$13,420	$18,893
Accounts receivable, net of allowance for doubtful accounts of $0	942	22,742
Prepaid expenses and other current assets	31,825	20,920
Total current assets	46,187	62,555

Property Plant and Equipment, net	1,580	5,915
Patents, net	2,559,268	3,206,180
Total assets	$2,607,035	$3,274,650

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$700,932	$599,470
Accrued interest	1,904,136	1,317,376
Deferred compensation	3,384,117	2,431,373
Notes payable, net of discounts of $201,157 as of December 31, 2020 and $12,649 as of December 31, 2019	6,491,039	6,697,146
Notes payable – former related party	143,000	165,000
Derivative liability	4,202,597	10,599,690
Series C preferred stock liability, net of discounts of $766 at December 31, 2019	-	1,813,415
Total current liabilities	16,825,821	23,623,470

Acquisition payable	155,000	155,000
Total liabilities	16,980,821	23,778,470
COMMITMENTS AND CONTINGENCIES, note 9
Shareholders’ deficit
Super AA super voting preferred stock, $0.001 par value; 1,000,000 authorized and 25,000 issued and outstanding at December 31, 2020 and December 31, 2019	25	25
Series B convertible preferred stock, $0.0001 par value; 50,000 shares authorized and 600 issued and outstanding at December 31, 2020 and December 31, 2019	1	1
Series C convertible preferred stock, 8,000 shares authorized, 763 and 1,814 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	-	-
Series D convertible preferred stock, $0.0001 par value; 20,000 shares authorized and 305 and 255 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	-	-
Common stock, $0.0001 par value; 2,500,000,000 shares authorized; and 24,536,689 and 1,189,204 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	2,453	118
Additional paid-in capital	38,963,827	32,432,392
Stock subscriptions	(1,570)	(1,570)
Accumulated deficit	(53,338,522)	(52,934,786)
Total shareholders’ deficit	(14,373,786)	(20,503,820)
Total liabilities and shareholders’ deficit	$2,607,035	$3,274,650

See accompanying summary of accounting policies and notes to consolidated financial statements.

F-3

Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31,

	2020	2019(*)

Revenue	$165,796	$310,164
Cost of revenue	65,369	93,385
Gross profit	100,427	216,779

Operating expenses	3,012,625	4,025,851
Loss from operations	(2,912,198)	(3,809,072)

Other income (expense)
Change in fair value of derivative liability	5,607,213	(7,488,690)
Gain (loss) on extinguishment of debt	(555,430)	73,503
Other expense, net	(452,095)	-
Interest expense, net	(2,083,074)	(6,090,245)
Total other income (expense)	2,516,614	(13,505,432)

Loss before income taxes	(395,584)	(17,314,504)

Provision for income taxes	-	-

Net loss	$(395,584)	$(17,314,504)

Basic and diluted loss per share	$(0.03)	$(24.83)
Weighted average common share outstanding:
Basic and diluted	12,215,844	697,305

See accompanying summary of accounting policies and notes to consolidated financial statements.

(*) The consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred on December 20, 2019.

F-4

Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Statement of Stockholders Deficit

For the Years Ended December 31, 2020 and 2019

	Series AA		Series B Convertible		Series D Convertible				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Retained	Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2018	25,000	$25	600	$1	-	$-	431,063	$43	$24,229,945	$(1,570)	$(35,620,282)	$(11,391,838)

Shares issued for cash (*)	-	-	-	-	-	-	17,900	1	168,342	-	-	168,343
Shares issued for services (*)	-	-	-	-	-	-	10,340	1	159,849	-	-	159,850
Shares issued with lock-up agreements (*)	-	-	-	-	-	-	310	-	3,788	-	-	3,788
Shares issued for conversion of notes payable and accrued interest (*)	-	-	-	-	-	-	728,057	73	7,533,245	-	-	7,533,318
Shares issued for Preferred Series D	-	-	-	-	255	-	-	-	255,000	-	-	255,000
Valuation of stock issued with notes payable (*)	-	-	-	-	-	-	1,091	-	26,545	-	-	26,545
Valuation of warrants issued with Preferred Series C	-	-	-	-	-	-	-	-	16,333	-	-	16,333
Valuation of warrant and stock options issued for services	-	-	-	-	-	-	-	-	31,012	-	-	31,012
Valuation of common stock issued for extension of notes (*)	-	-	-	-	-	-	443	-	8,333	-	-	8,333
Net loss for the year ended December 31, 2019	-	-	-	-	-	-	-	-		-	(17,314,504)	(17,314,504)
Balance December 31, 2019	25,000	25	600	1	255	-	1,189,204	118	32,432,392	(1,570)	(52,934,786)	(20,503,820)

(*) The consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred on December 20, 2019.

F-5

Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Statement of Stockholders Deficit

For the Years Ended December 31, 2020 and 2019

	Series AA		Series B Convertible		Series D Convertible		Series C Convertible				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Retained	Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2019	25,000	$25	600	$1	255	$-	-	-	1,189,204	$118	$32,432,392	$(1,570)	$(52,934,786)	$(20,503,820)

Reclassification Preferred Series C	-	-	-	-	-	-	1,814	-	-	-	2,418,269	-	-	2,418,269
Shares issued for Preferred Series D	-	-	-	-	50	-	-	-	-	-	50,000	-	-	50,000
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	-	-	14,557,343	1,456	3,337,653	-	-	3,339,109
Shares issued for conversion of Preferred Series C to common share	-	-	-	-	-	-	(1,051)	-	2,754,822	276	(151)	-	-	125
Valuation of stock options issued for services	-	-	-	-	-	-	-	-	-	-	57,400	-	-	57,400
Shares issued for exchange of stock options	-	-	-	-	-	-	-	-	1,500,000	150	164,850	-	-	165,000
Shares issued as inducement to note holder	-	-	-	-	-	-	-	-	855,000	85	79,055	-	-	79,140
Common stock issued for services	-	-	-	-	-	-	-	-	1,206,398	120	109,680	-		109,800
Restricted shares issued as inducement to Series C	-	-	-	-	-	-	-	-	58,428	6	8,146	-	(8,152)	-
Common stock issued with exchange of convertible notes	-	-	-	-	-	-	-	-	409,000	41	58,814	-	-	58,855
Commitment shares	-	-	-	-	-	-	-	-	771,926	78	97,842	-		97,920
Common stock issued for cash									1,234,568	123	99,877	-	-	100,000
Beneficial conversion feature on convertible note	-	-	-	-	-	-	-	-	-	-	50,000	-	-	50,000
Net loss for the year ended December 31, 2020	-	-	-	-	-	-	-	-	-	-	-	-	(395,584)	(395,584)
Balance December 31, 2020	25,000	25	600	1	305	-	763	-	24,536,689	2,453	38,963,827	(1,570)	(53,338,522)	(14,373,786)

See accompanying summary of accounting policies and notes to consolidated financial statements.

F-6

Endonovo Therapeutics, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	2020	2019
Operating activities:
Net loss	$(395,584)	$(17,314,504)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	651,247	650,315
Amortization of discount on Series C Preferred stock liability	248	196,269
Non-cash increase to convertible notes principal (included in interest expense)	452,095	-
Non-cash interest and fees	1,032,358	2,654,071
Stock compensation expense	456,519	194,652
Amortization of note discount and original issue discount	225,171	2,044,940
Change in fair value of derivative liability	(5,607,213)	7,488,690
Loss (gain) on extinguishment of debt	555,430	(73,503)
Changes in assets and liabilities:
Accounts receivable	21,800	(19,397)

Prepaid expenses and other current assets	(10,905)	(20,920)
Accounts payable	94,202	442,082
Accrued interest	830,298	1,030,682
Deferred compensation	952,744	185,616
Net cash used in operating activities	(741,590)	(2,541,007)

Investing activities:
Acquisition of property and equipment	-	(2,594)
Net cash used in investing activities	-	(2,594)

Financing activities:
Proceeds from the issuance of notes payable	608,117	1,995,000
Repayments on former related party advances	(22,000)	(105,000)
Proceeds from issuance of common stock	100,000	168,343
Payment on notes payable	-	(130,000)
Proceeds from issuance of preferred shares	50,000	255,000

Net cash provided by financing activities	736,117	2,183,343

Net decrease in cash	(5,473)	(360,258)
Cash, beginning of year	18,893	379,151
Cash, end of year	$13,420	$18,893

Supplemental disclosure of cash flow information:
Cash paid for interest	$25,747	$17,000
Cash paid for income taxes	$-	$-
Cash paid for Preferred C dividends	$-	$115,115
Non-Cash Investing and Financing Activities:
Conversion of notes payable and accrued interest to common stock	$1,493,413	$3,645,956
Conversion of Preferred C stock to common stock	1,400,934	-
Value of derivative liability from transfer to equity upon conversion of notes payable and accrued interest	$1,879,398	$3,960,864
Exchange of note and accrued interest to new convertible note	316,494	-
Issuance of common stock to Preferred C Stock inducement	$8,152	$-
Conversion of notes payable to redeemable preferred stock	$-	$94,000

See accompanying summary of accounting policies and notes to consolidated financial statements.

F-7

Endonovo Therapeutics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine. Endonovo is a growth stage company whose stock is publicly traded (OTCQB: ENDV).

The Company develops, manufactures and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of inflammation on and in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

On January 22, 2014, Hanover Portfolio Acquisitions, Inc. (the “Company”) received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50% of the total issued and outstanding voting power of the Company approving an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Hanover Portfolio Acquisitions, Inc.” to “Endonovo Therapeutics, Inc.” The name change was affected pursuant to a Certificate of Amendment (the “Certificate of Amendment”), filed with the Secretary of State of Delaware on January 24, 2014.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company include the accounts of ETI, IP Resources International, Inc., Aviva Companies Corporation, and WeHealAnimals, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

Going Concern

These accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for a period following the date of these consolidated financial statements. The Company has recurring net losses, negative cash flows from operations and working capital deficits. The Company has raised approximately $ 0.7 million in debt and equity financing for the year ended December 31, 2020. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. To reduce the risk of not being able to continue as a going concern, management has implemented its business plan to materialize revenues from potential, future, license agreements, has initiated an equity line of credit offering to raise capital through the sale of its common stock, has engaged a broker/dealer to raise additional capital.

F-8

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Reverse Split

In October 2019, the Company’s Board of Directors and stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to effect a 1,000-for-1 reverse split of the Company’s common stock, which was effected on December 20, 2019. The par value of the common stock was not adjusted as a result of the reverse stock split. Accordingly, all common stock, stock options, warrants and related per share amounts have been retroactively adjusted to give effect to the reverse split for the year ended December 31, 2019.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Critical estimates include the value of shares issued for services, in connection with notes payable agreements, in connection with note extension agreements, and as repayment for outstanding debt, the useful lives of property and equipment, the valuation of the derivative liability, and the valuation of deferred income tax assets. Management uses its historical records and knowledge of its business in making these estimates. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Financial instruments that potentially subject us to a concentration of credit risk consist of cash and cash equivalents. Cash is deposited with what we believe are highly credited, quality institutions. The deposited cash may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. At December 31, 2020, the Company does not hold any cash in excess of FDIC limits.

Accounts Receivable

The Company uses the specific identification method for recording the provision for doubtful accounts, which was $0 at December 31, 2020 and 2019. Accounts receivable are written off when all collection attempts have failed.

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range between five and seven years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale, retirement or disposal of fixed assets, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss recorded to the consolidated statements of operations.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. If impairment is indicated, the asset is written down to its estimated fair value.

Equity-Based Compensation

The Company measures equity-based compensation cost at the grant date based on the fair value of the award and recognizes it as expense, net of forfeitures which are recognized as they occur, over the vesting or service period, as applicable, of the stock award using the straight-line method.

F-9

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The Company measured equity-based compensation using the Black-Scholes option valuation model using the following assumptions:

	For Year Ending December 31,
	2020	2019

Expected term	1.38 years	4 years
Exercise price	$0.15	$11.60
Expected volatility	231.10%	349.60%
Expected dividends	None	None
Risk-free interest rate	0.14%	2.28%
Forfeitures	None	None

Income Taxes

The Company records a tax provision for the anticipated tax consequences of its reported results of operations. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and income tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company has adopted ASC Topic 740, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that the adoption did not result in the recognition of any liability for unrecognized tax benefits and that there are no unrecognized tax benefits that would, if recognized, affect the Company’s effective tax rate.

Net Loss per Share

Basic net loss per share is calculated based on the net loss attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net loss per common share assumes the conversion of all dilutive securities using the if-converted method and assumes the exercise or vesting of other dilutive securities, such as options, common shares issuable under convertible debt, warrants and restricted stock using the treasury stock method when dilutive.

Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $3,283 and $153,126 for the years ended December 31, 2020 and 2019, respectively, and are included in operating expenses in the consolidated statements of operations.

F-10

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Fair Value of Financial Instruments

Accounting guidance on fair value measurements and disclosures defines fair value, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system, and defines required disclosures. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts business.

The Company’s balance sheet contains derivative liability that is recorded at fair value on a recurring basis. The three-level valuation hierarchy for disclosure of fair value is as follows:

Level 1: uses quoted market prices in active markets for identical assets or liabilities.

Level 2: uses observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: uses unobservable inputs that are not corroborated by market data.

The fair value of the Company’s recorded derivative liability is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Black-Sholes option valuation model was used to determine the fair value. The Company records derivative liability on the condensed consolidated balance sheets at fair value with changes in fair value recorded in the condensed consolidated statements of operation.

The following table presents changes in the liabilities with significant unobservable inputs (Level 3) for the years ended December 31, 2020 and 2019:

	Fair Value Measurements at December 31, 2020 Using
	Quoted Prices in Active Markets for	Significant Other Observable	Significant Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivative liability	$-	$-	$4,202,597	$4,202,597
Total	$-	$-	$4,202,597	$4,202,597

	Fair Value Measurements at December 31, 2019 Using
	Quoted Prices in Active Markets for	Significant Other Observable	Significant Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivative liability	$-	$-	$10,599,690	$10,599,690
Total	$-	$-	$10,599,690	$10,599,690

F-11

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table presents changes in the liabilities with significant unobservable inputs (Level 3) for the years ended December 31, 2020 and 2019:

Derivative
Liability
Balance December 31, 2018	$4,426,026

Issuance of convertible debt	2,645,838
Settlements by debt extinguishment	(3,960,864)
Change in estimated fair value	7,488,690

Balance December 31, 2019	$10,599,690

Issuance of convertible debt	1,244,898
Extinguishment following note exchange	(177,422)
Settlements by debt extinguishment	(1,857,356)
Change in estimated fair value	(5,607,213)

Balance December 31, 2020	$4,202,597

Derivative Liability

The Company issued Variable Debentures during the years ended December 31, 2020 and 2019, which contained variable conversion rates based on unknown future prices of the Company’s common stock. This resulted in a derivative liability. The Company measures the derivative liability using the Black-Scholes option valuation model using the following assumptions:

For Year Ending December 31,
	2020	2019

Expected term	1 – 6 months	1 month-1 year
Exercise price	$0.01-$0.76	$0.65-$12.87
Expected volatility	110.04%-248.90%	133.50%-166.00%
Expected dividends	None	None
Risk-free interest rate	0.03%-1.54%	1.51%-2.87%
Forfeitures	None	None

The assumptions used in determining fair value represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change, including changes in the market value of the Company’s common stock, managements’ assessment or significant fluctuations in the volatility of the trading market for the Company’s common stock, the Company’s fair value estimates could be materially different in the future.

The Company computes the fair value of the derivative liability at each reporting period and the change in the fair value is recorded as non-cash expense or non-cash income. The key component in the value of the derivative liability is the Company’s stock price, which is subject to significant fluctuation and is not under its control, and the assessment of volatility. The resulting effect on net loss is therefore subject to significant fluctuation and will continue to be so until the Company’s Variable Debentures, which the convertible feature is associated with, are converted into common stock or paid in full with cash. Assuming all other fair value inputs remain constant, the Company will record non-cash expense when its stock price increases and non-cash income when its stock price decreases.

F-12

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Preferred Stock

The Company elects to accrete the difference between the redemption value and carrying value of outstanding preferred stock over the period from the date of issuance to the earliest redemption date using the effective interest method.

Recent Accounting Standard Updates

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has adopted ASU 2016-02 on January 1, 2019. The adoption of ASU 2016-02 did not have a significant impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company has early adopted ASU 2018-07 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company has not yet selected a transition method, nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2020, the FASB issued “ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” which simplifies the accounting for convertible instruments. The guidance removes certain accounting models which separate the embedded conversion features from the host contract for convertible instruments. Either a modified retrospective method of transition or a fully retrospective method of transition is permissible for the adoption of this standard. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted no earlier than the fiscal year beginning after December 15, 2020. The Company is currently evaluating the potential impact on its consolidated financial statements.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

F-13

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 2 - Revenue Recognition

Contracts with Customers

We have adopted ASC 606, Revenue from Contracts with Customers effective January 1, 2018 using the modified retrospective method applied to those contracts which were not substantially completed as of January 1, 2018. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

We routinely plan on entering into contracts with customers that include general commercial terms and conditions, notification requirements for price increases, shipping terms and in most cases prices for the products and services that we offer. Our performance obligations are established when a customer submits a purchase order notification (in writing, electronically or verbally) for goods and services, and we accept the order. We identify performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. We generally recognize revenue upon the satisfaction of these criteria when control of the product or service has been transferred to the customer at which time, we have an unconditional right to receive payment. Our sales and sale prices are final and our prices are not affected by contingent events that could impact the transaction price.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

During the year ended December 31, 2020, we recognized gross revenue of $165,796 from products we sold as a principal in the transaction.

Sources of Revenue

We have identified the following revenues disaggregated by revenue source:

1.	Plastic Surgeons

2.	Wound Care Facilities

3.	Hospitals

4.	Other Physicians

F-14

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

As of December 31, 2020, and 2019 the sources of revenue were as follows:

	Year Ended
	December 31,
	2020	2019

Direct sales- Plastic surgeons, gross	165,796	310,164
Total sources of revenue	$165,796	$310,164

Warranty

Our general product warranties do not extend beyond an assurance that the product delivered will be consistent with stated specifications and do not include separate performance obligations.

Significant Judgments in the Application of the Guidance in ASC 606

There are no significant judgments associated with the satisfaction of our performance obligations. We generally satisfy performance obligations upon delivery of the product to the customer. This is consistent with the time in which the customer obtains control of the products. Performance obligations are also generally settled quickly after the purchase order acceptance, therefore the value of unsatisfied performance obligations at the end of any reporting period is generally immaterial.

We consider variable consideration in establishing the transaction price. Forms of variable consideration applicable to our arrangements include sales returns, rebates, volume-based bonuses, and prompt pay discounts. We use historical information along with an analysis of the expected value to properly calculate and to consider the need to constrain estimates of variable consideration. Such amounts are included as a reduction to revenue from the sale of products in the periods in which the related revenue is recognized and adjusted in future periods as necessary.

Practical Expedients

Our payment terms for sales direct to distributors, End Users, Hospitals and Doctors are substantially less than the one-year collection period that falls within the practical expedient in determination of whether a significant financing component exists.

Effective Date and Transition Disclosures

Adoption of the new standards related to revenue recognition did not have a material impact on our consolidated financial statements.

F-15

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 3- Property and Equipment

The following is a summary of equipment, at cost, less accumulated depreciation at December 31, 2020 and 2019:

	As of December 31,
	2020	2019

Autos	$64,458	$64,458
Medical equipment	13,969	13,969
Other equipment	11,367	11,367
	89,794	89,794
Less accumulated depreciation	88,214	83,879
	$1,580	$5,915

Depreciation expense for the years ended December 31, 2020 and 2019 was $4,335 and $3,405, respectively.

Note 4 – Patents

In December 2017, we acquired from RGN a patent portfolio for $4,500,000. The earliest patent expires in 2024. The following is a summary of patents less accumulated amortization at December 31, 2020 and 2019:

	December 31,
	2020	2019

Patents	$4,500,000	$4,500,000

Less accumulated amortization	1,940,732	1,293,820

	$2,559,268	$3,206,180

Amortization expense for the years ended December 31, 2020 and 2019 was $646,912 and $646,910, respectively.

F-16

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The estimated future amortization expense related to patents as of December 31, 2020 is as follows:

Year Ended December 31.	Amount

2021	$646,910
2022	646,910
2023	646,910
2024	618,538
Total	$2,559,268

Note 5 - Notes payable

Notes Payable

In October 2013, July 2014, October 2014 and August 2015, the Company initiated a series ofprivate placements for up to $500,000, each, of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. During the years ended December 31, 2020 and 2019, the Company did not issue notes in connection with these private placements and did not repay any of these notes. As of December 31, 2020, and 2019, notes payable outstanding under these private placements are $624,903, all of which are past maturity.

During the year ended December 31, 2020, the Company issued nine fixed rate promissory notes totaling $1,485,000 for funding of $608,117 with original terms of two to twelve months and interest rates of 8% to 15%. If the notes are not paid at maturity, the fixed rate promissory notes bear a default interest of 10% to 24%. As of December 31, 2020, five of the nine newly issued promissory notes became variable rate notes, which triggered the recognition of $301,727 new derivative liability for the embedded conversion feature. As of December 31, 2020, all of the notes remain outstanding with balance of $1,212,167.

During the year ended December 31, 2020, the Company converted seven (7) previous fixed rate notes into variable rate notes (including the five newly issued fixed rate promissory notes) in an accumulated amount of $1,136,000 as a result of the notes not being paid at maturity and, therefore, triggering a conversion option for the noteholder. For four of the variable rate notes, the conversion rate is between 70% and 75% of the Company’s common stock based on the terms included in the variable rate notes. For three of the variable rate notes, the conversion rate is 100% of the Company’s common stock based on the terms included in the variable rate notes. As of December 31, 2020, the Company exchanged one of the variable notes with $316,494 unamortized principal and accrued interest into one fixed rate promissory notes for $525,000 due in twelve months from issuance date and convertible upon an event of default. The Company recorded the exchange in accordance with ASC 470-50 Debt-Modifications and Extinguishments and recorded $151,496 as gain from debt extinguishment in the condensed consolidated statements of operations.

On May 20, 2020, the Company entered into modification and forbearance agreements (the “agreements”) with three investors as a condition for the execution of the equity line purchase agreement (see note 6), collectively totaling $4,397,000 in principal and approximately $1,080,000 in accrued interest. As long as the Equity Line Purchase Agreement is in effect and its terms are being complied with, the terms of the forbearance agreements include the extension of the maturity date, elimination of the conversion feature attached to the hybrid instrument and a 12.5% premium for future cash redemption.

On July 16, 2020, the Securities and Exchange Commission declared effective the registration statement on Form S-1, for the registration of the shares under the Equity Line Purchase Agreements, which was filed on June 23, 2020 and amended on July 10, 2020. Management reviewed the guidance per ASC 470-60 Troubled debt restructurings and ASC 470-50 Debt-Modifications and Extinguishments and concluded that the terms of the agreements were not substantially different as of December 31, 2020 and accounted for the transaction as a debt modification.

Notes payable to a former related party in the aggregate amount of $143,000 were outstanding at December 31, 2020 which are past maturity date. The notes bear interest between 10% and 12% per annum. During the year ended December 31, 2020, the Company paid $22,000 principal to this former related party.

As of December 31, 2020, fixed rate notes payable outstanding totaled $1,409,903, of which $624,903 is past maturity.

During the year ended December 31, 2019, the Company issued eight fixed rate promissory notes totaling $2,192,250 for funding of $1,995,000 with original terms of two to six months and interest rates of 10% to 12%, default rates of 10% to 24% and for three of the notes, if the notes are not paid at maturity, an additional 2% per month for the next three months. On November 1, 2019, the Company entered into debt modification agreements with two of the notes holders and extend the maturity date to November 1, 2020. Management reviewed the guidance in ASC 470-60 Troubled Debt Restructurings and ASC 470-50 Debt Modifications and Extinguishments and concluded that the changes to the terms of its debts qualified for debt modification, which did not result in any gain or loss in the Company’s statement of operation. As of December 31, 2019, the balance on these notes amounts to $894,250 and none of the notes is past maturity.

During the year ended December 31, 2019, the Company converted two previous fixed rate notes into variable rate notes in an accumulated amount of $1,650,000 as a result of the notes not being paid at maturity and, therefore, triggering conditional conversion options to the benefit of the noteholders. The conversion rate is 68% of the Company’s common stock based on the terms included in the variable rate notes.

During October 2019, the Company entered into an agreement to receive a license, data delivery and ancillary marketing services in exchange for a note of $352,500 at 8% annual interest and a conversion rate of the lower of $9.00 or 82% of the lowest bid price during the five trading days prior to conversion. The note will become effective when the license period and the services start, and the data is delivered. As of December 31, 2020, the data and license have not been delivered.

F-17

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The gross amount of all convertible notes with variable conversion rates outstanding at December 31, 2020 and December 31, 2019, is $5,282,293, of which $2,613,246 are past maturity, and $5,090,642, of which $5,090,642 were past maturity, respectively.

Notes payable to a former related party in the aggregate amount of $143,000 were outstanding at December 31, 2020. The notes bear interest at 12% per annum. During the year ended December 31, 2020, the Company paid $22,000 principal and $0 interest to this related party.

Notes payable to a former related party in the aggregate amount of $165,000 were outstanding at December 31, 2019. The notes bear interest at 12% per annum. During the year ended December 31, 2019, the Company paid $105,000 principal and $17,000 interest to this related party. On September 29, 2019, the Company extended the maturity on all outstanding notes to December 31, 2019.

The Company recorded a derivative liability as a result of the conversion feature. The derivative liability was allocated between a note discount, up to the value of the Variable Debenture, and interest expense for the excess, and the note discount is being amortized over the life of the Variable Debenture through interest expense. During the years ended December 31, 2020 and 2019, the Company recorded $199,341 and $0 respectively, in discounts on these Variable Debentures.

As of December 31, 2020, the Company had notes payable to related parties amounting to $143,000. Refer to Note 7– Related Party Transactions.

	As of December 31,
	2020	2019

Notes payable at beginning of period	$6,874,795	$8,158,198
Notes payable issued	1,364,611	2,101,000
Liquidated damages	452,095	-
Notes modification	25,190	-
Loan fees added to note payable	120,389	91,250
Settlements on note payable	(697,253)	-
Repayments of notes payable in cash	(22,000)	(235,000)
Less amounts converted to redeemable notes	-	(67,500)
Less amounts converted to stock	(1,282,631)	(3,173,153)
Notes payable at end of period	6,835,196	6,874,795
Less debt discount	(201,157)	(12,649)
	$6,634,039	$6,862,146

Notes payable issued to former related party	$143,000	$165,000
Notes payable issued to non-related party	$6,491,039	$6,697,146

F-18

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The maturity dates on the notes payable are as follows:

Twelve months ending,	Non-related parties	Former Related party	Total
Past due	$3,238,149	$143,000	$3,381,149
December 31, 2021	3,454,047	-	3,454,047
Total	$6,692,196	$143,000	$6,835,196

Acquisition Payable

In connection with the Company’s acquisition of IPR in 2012, IPR recorded a $155,000 long-term acquisition payable for costs that were not paid at closing. This payable is non-interest bearing and IPR agreed to make payments up to 25% of the proceeds from any private placement or gross profits earned by IPR until the obligation is satisfied. The percentage of the proceeds to be paid is at the sole discretion of IPR’s Chief Executive Officer and the ex-Chief Executive Officer of the Company based on the liquidity of the Company.

Effective Interest Rate

During the year ended December 31, 2020 and 2019, the Company’s effective interest rate was 37% and 95% respectively.

Note 6 - Shareholders’ Deficit

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock which have been designated as follows:

	Number of Shares Authorized	Number of Shares Outstanding at December 31, 2020	Par Value	Liquidation Value per Share
Series AA	1,000,000	25,000	$0.0010	-
Preferred Series B	50,000	600	$0.0001	100
Preferred Series C	8,000	763	$0.0001	1,000
Preferred Series D	20,000	305	$0.0001	1,000
Undesignated	3,922,000	-	-	-

Series AA Preferred Shares

On February 22, 2013, the Board of Directors of the Company authorized an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), in the form of a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series of preferred stock, par value $0.001 per share, designated “Series AA Super Voting Preferred Stock,” for which the board of directors established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company. As of December 31, 2020, and 2019, there were and 25,000 shares of Series AA Preferred stock outstanding.

F-19

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. There has been no activity during the year ended December 31, 2020 and 2019. As of December 31, 2020, and 2019, there are 600 shares of Series B outstanding.

Series C Secured Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. Management determined that the Series C should be classified as liability per the guidance in ASC 480 Distinguishing Liabilities from Equity as of December 31, 2019.

On January 29, 2020, the Company filed the amended and restated certificate of designation fort its Series C Secured Redeemable Preferred Stock. The amendment changed the rights of the Series C by (a) removing the requirement to redeem the Series C, (b) removing the obligation to pay dividends on the Series C, (c) Allowing the holders of shares of Series C to convert the stated value of their shares into common stock of the Company at 75% of the closing price of such common stock on the day prior to the conversion. The Series C preferred does not have any rights to vote with the common stock. Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B.

Management reviewed the guidance in ASC 470-60 Troubled Debt Restructurings and ASC 470-50 Debt Modifications and Extinguishments and concluded that the changes to the terms of the Series C qualified for debt extinguishment and recorded a loss on debt extinguishment totaling approximately $604,000 for the twelve months ended December 31, 2020.

Management determined the fair value of the new instrument based on the guidance in ASC 820 Fair Value Measurement. Management concluded that the preferred stock should not be classified as a liability per the guidance in ASC 480 Distinguishing Liabilities from Equity even though the conversion would require the issuance of variable number of shares since such obligation is not unconditional. Management classified the Series C in permanent equity as of December 31, 2020.

For the years ended December 31, 2020 and 2019, the Company has sold 0 and 94 shares of Series C in units comprised of shares of C Preferred and common stock purchase warrants exercisable into up to 0 and 960 shares of common stock for consideration of $0 and $94,000. The warrants resulted in a debt discount after amortization of $0 and $776 at December 31, 2020 and 2019, respectively, and are recorded as a discount to the preferred stock liability on the consolidated balance sheets.

During the twelve months ended December 31, 2020, the Company converted 1,051 shares of Series C into 2,754,822 shares of common stock. As of December 31, 2020, and 2019, there were 763 and 1,814 shares of Series C outstanding.

Series D Convertible Preferred Stock

On November 11, 2019, the Company filed a certificate of designation for 20,000 shares of Series D Convertible Preferred Stock designated as Series D (“Series D”), which are authorized and convertible, at the option of the holder, at any time from the date of issuance, into shares of common shares. On or prior to August 1, 2020, for each share of Series D, the holder, on conversion, shall receive a number of common shares equal to 0.01% of the Company’s issued and outstanding shares on conversion date and for conversion on or after August 2, 2020, the holder shall receive conversion shares as though the conversion date was August 1, 2020, with no further adjustments for issuances by the Company of common stock after August 1, 2020, except for stock split or reverse stock splits of the common stock.

The Series D holders have no voting rights. Upon liquidation, the holder of Series D, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders. During the years ended December 31, 2020 and 2019, 50 and 255 shares of Series D have been issued. As of December 31, 2020, and 2019, there are 305 and 255 shares of Series D outstanding.

Common Stock

On December 31, 2018, we entered into a non-transferrable Investment Agreement whereby the investor committed to purchase up to $10,000,000 of our common stock, over the course of 36 months. The aggregate number of shares issuable by us and purchasable by the investor under the Investment Agreement is 81,250. A registration statement for the sale of our common stock related to the Investment Agreement went effective on February 11, 2019.

F-20

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of: (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at ninety-four percent (94%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we will withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to the investor. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to the investor, including the following:

● we will not be entitled to put shares to the investor unless there is an effective registration statement under the Securities Act to cover the resale of the shares by the investor.

● we will not be entitled to put shares to the investor unless our common stock continues to be quoted on the OTCQB market or becomes listed on a national securities exchange.

● we will not be entitled to put shares to the investor to the extent that such shares would cause the investor’s beneficial ownership to exceed 4.99% of our outstanding shares; and

● we will not be entitled to put shares to the investor prior to the closing date of the preceding put.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we incurred fees of $20,000.

In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock, or 81,250 shares.

During the year ended December 31, 2020 and 2019, the Company issued 0 and 17,900 shares of common stock in exchange for $0 and $168,343 cash, respectively, pursuant to the Investment Agreement.

On May 29, 2020, the Company filed a post-effective amendment on Form RW removing from registration all of the remaining unsold securities with respect to Amendment Number 1 to Registration Statement on Form S-1 filed January 8, 2019 Registration No. 333-229146 and ordered effective February 11, 2019. The shares removed from registration include all remaining shares under the Equity Line Purchase Agreement.

On May 18, 2020, the Company and Cavalry Fund I LP (the “investor”) entered into an Equity Line Purchase Agreement (“ELPA”) pursuant to which the investor committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 (the “Commitment”) worth of the Company’s common stock, over a period of 24 months from the effectiveness of the registration statement registering the resale of shares purchased by the investor pursuant to the ELPA.

The Company agreed to issue shares of its common stock (the “commitment shares”) to the investor having a market value of 5% of the commitment ($500,000 and 3,859,630 shares) based on the market price of the shares at the execution of the ELPA to be delivered in three tranches of 385,963 shares on: (i) the execution of the ELPA; (ii) thirty days after the effectiveness of the registration statement to be filed under the RRA (the “registration right agreement” or the “registration statement”), and (iii) 90 trading days after the effectiveness of the registration statement with the balance of the commitment shares to be issued pro-rata over the first $3,000,000 of puts in accordance with a formula set forth in the ELPA.

The ELPA provides that at any time after the effective date of the registration statement and provided the closing sale price of the common shares on the OTCQB is not below $0.01, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct the investor to buy up to 300,000 shares of the common stock (the “regular purchase amount”) at a purchase price equal to the lower of: (i) the lowest applicable sales price on the date of the put and (ii) 85% of the arithmetic average of the 3 lowest closing prices for the common stock during the 10 consecutive trading days ending on the trading day immediately preceding such put date. The regular purchase amount may be increased as follows: to up to 400,000 shares of common stock if the closing price of the common shares is not below $0.25 per share and up to 500,000 shares if the closing price is not below $0.40 per share.

Under the ELPA the Company has the right to submit a regular purchase notice to the investor as often as every business day. The payment for the shares covered by each put notice will generally occur on the day following the put notice. The ELPA contains provisions which allow for the Company to make additional puts beyond the regular purchase amount at greater discounts to the market price of the common stock as forth in the ELPA.

F-21

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The ELPA requires the Company to apply at least 50% of the proceeds of puts to the payment of certain variable rate convertible notes issued by the Company.

During the twelve months ended December 31, 2020, pursuant to the execution of the ELPA, the Company issued 771,926 shares of common stock with a fair value of $97,920. The Company does not anticipate that it will raise any funds under the ELPA.

During the year ended December 31, 2020 and 2019, the Company issued 14,557,343 and 728,057 shares of common stock, respectively, for the conversion of notes and accrued interest for aggregate fair value of issued common stock of $3,339,109 and $7,533,318, respectively.

During the year ended December 31, 2020 and 2019, the Company issued 1,206,398 and 10,340 shares of common stock with a value of $109,800 and $159,850 related to services, respectively.

During the year ended December 31, 2020 and 2019, the Company issued 0 and 753 shares of common stock valued at $0 and $12,121, respectively, related to the extension of outstanding notes and lock-up agreements;0 and 1,091 shares valued at $26,545 were issued as additional consideration for the issuance of two promissory notes totaling $0 and $336,000, respectively.

During the year ended December 31, 2020, the Company issued 1,234,568 shares of common stock in exchange for $100,000 cash pursuant to Securities Purchase Agreements. During the year ended December 31, 2019, the Company issued 17,900 shares of common stock in exchange for $168,343 cash pursuant to Securities Purchase Agreements.

During the year ended December 31, 2020, the Company issued 1,500,000 shares of common stock for total value of $165,000 in exchange for 34,690 stock options regarding the ambiguity of price adjustment in the event of a reverse split that the Company completed on December 20, 2019.

During the year ended December 31, 2020, the Company issued 58,428 shares of common stock to Series C with a value of $8,152 to induce the holders to convert into shares of common stock.

During the year ended December 31, 2020, the Company issued 2,754,822 shares of common stock with a value of $1,400,934, related to the conversion of Series C.

During the year ended December 31, 2020, the Company modified the terms of its promissory note with one investor, which extended the maturity date of its promissory note and the issuance of 500,000 restricted stock with a fair value of $55,000. The recorded of this transaction resulted in a loss on debt extinguishment of $55,000 per ASC 470-60 Troubled Debt Restructurings.

During the year ended December 31, 2020, in connection with the issuance of a new self-amortization promissory note, the Company issued 355,000 restricted shares as inducement with a fair value of $24,140.

During the year ended December 31, 2020, the Company issued 409,000 shares with a value of $58,855 to one investor to exchange one variable convertible note with remaining principal of $283,000 past maturity for a fix rate convertible note with principal of $525,000 and maturing one year from issuance. The Company recorded a loss on debt extinguishment of $151,496 for the fair value of the shares issued in accordance with guidance in ASC 470-50 Debt- Modifications and Extinguishments.

F-22

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Stock Options

During the year ended December 31, 2020, the Company granted stock options to independent contractor exercisable into up to 3,000,000 shares of common stock with an exercise price of $ 0.15 per share and expiration date of 2 years from the vesting date. The options shall vest in twelve equal quarterly installments so long as the contractor remains under retention by the Company to provide service. The stock options will vest in twelve equal installments of 250,000 shares. These options were valued at approximately $245,900 using the Black Scholes option pricing model.

During the year ended December 31, 2019, the Company granted stock options to the Company’s Chief Medical Officer, exercisable into up to 5,280 shares of common stock with an exercise price of from $11.60 per share, and a weighted average remaining life of 3.38 years. These stock options were valued at $76,532 using the Black Scholes option pricing model. The stock options will vest in eight equal quarterly installments of 660 shares. 1,980 options are vested and exercisable in shares of common stock as of December 31, 2020. Per the terms of the agreement, the Company forfeited the 3,300 remaining options due to termination of employment.

Share-based compensation expense for the years ended December 31, 2020, and 2019, totaled $57,400 and $31,012, respectively. At December 31, 2020, the total unrecognized deferred share-based compensation expected to be recognized over the remaining weighted average vesting periods of 29 months for outstanding grant was approximately $198,060.

The weighted average grant date fair value of stock options issued during the years ended December 31, 2020 and 2019 were $0.08 and $14.49 per share, respectively.

F-23

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Stock option activities for the years ended December 31, 2020 and 2019 are as follows:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2019	94,553	$28.71	2.94	$-
Granted	5,280	$11.60	3.38
Cancelled	-	$-
Exercised	-	$-
Outstanding at December 31, 2019	99,833	$27.81	2.02	$-

Granted	3,000,000	$0.15	1.65
Cancelled	(85,753)	$23.53	0.68
Exercised	-	$-
Outstanding at December 31, 2020	3,014,080	$0.37	1.67	$-

Exercisable at December 31, 2020	514,080	$1.46	1.76	$-

The balance of all stock options outstanding as of December 31, 2020 is as follows:

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

Options
$54.00	11,750	6.30	$54.00	11,750	$54.00
$47.00	350	0.12	$47.00	350	$47.00
$11.60	1,980	1.75	$11.60	1,980	$11.60
$0.15	3,000,000	1.65	$0.15	500,000	$0.15
	3,014,080	1.67		514,080	$1.76

On June 11, 2020, the Board of Directors approved the issuance of 74,668,000 non-incentive stock options to officers, directors, and key consultants. The key terms and conditions of the award have not been mutually understood and agreed upon, as a result, the Company has not recognized stock compensation for such awards for the year ended December 31, 2020.

Warrants

During the year ended December 31, 2020, the Company did not issue any warrants. During the year ended December 31, 2019, in conjunction with the conversion of fixed rate promissory notes into Preferred C stock, the Company issued two-year common stock purchase warrants to acquire up to 960 shares of common stock with exercise prices ranging from $14.50 to $27.90 per share.

F-24

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

A summary of the status of the warrants granted under these agreements at December 31, 2020, and changes during the years ended December 31, 2020 and 2019 are presented below:

	Outstanding Warrants
		Weighted Average
		Exercise Price
	Shares	Per Share
Outstanding at January 1, 2019	77,551	$297.92
Granted	960	$19.53
Cancelled	(5,025)	$122.46
Exercised	-	$-
Outstanding at December 31, 2019	73,486	$306.28

Granted	-	$-
Cancelled	(33,920)	$404.55
Exercised	(271)	$44.35
Outstanding at December 31, 2020	39,295	$200.72

Exercisable at December 31, 2020	39,295	$200.72

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

Warrants

$14.50-50.00	11,286	1.26	$31.53	11,286	$31.53
$51.00-100.00	16,078	1.02	$75.59	16,078	$75.59
$101.25-239.00	4,765	0.82	$174.66	4,765	$174.66
$255.00-480.00	1,062	0.55	$320.22	1,062	$320.22
$562.30-1,000.00	6,104	0.23	$842.61	6,104	$842.61
	39,295	0.93	$200.71	39,295	$200.72

F-25

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 7 – Related Party and former Related Parties Transactions

One executive officer, one former executive and one former operational manager of the Company have agreed to defer a portion of their compensation until cash flow improves. As of December 31, 2020, and 2019, the balances of their deferred compensation was $1,240,575 and $898,475, which reflects $535,000 accrual of deferred compensation and $192,900 cash repayments of deferred compensation during the year ended December 31, 2020 and $650,000 accrual of deferred compensation, $684,675 cash repayments during the year ended December 31, 2019.

From time-to-time officers of the Company advance monies to the Company to cover costs. During the years ended December 31, 2020 and 2019, officers and operational manager advanced $30,074 and $27,130 of funds to the Company of which $23,545 and $14,722 were repaid during the years then ended. Also, during the years ended December 31, 2020 and 2019 accrued interest was repaid in an amount of $0 and $17,000, respectively. The balance of short-term advances due to one officer and executive of the Company at December 31, 2020 and 2019 was $6,529 and $5,236, respectively and is included in the Company’s accounts payable balance as of December 31, 2020.

At December 31, 2020 and 2019, notes payable remain outstanding to the former President of the Company, in the amounts of $143,000 and $165,000, respectively. At December 31, 2020 and 2019, accrued interest on these notes payable totaled $54,271 and $38,389, respectively, and are included in accrued expenses on the consolidated balance sheets.

Note 8 - Income taxes

The Company files income tax returns with the Internal Revenue Service (“IRS”) and various state jurisdictions. For jurisdictions in which tax filings are prepared, the Company is subject to income tax examinations by state tax authorities and federal tax authorities for all tax years.

The deferred tax assets are mainly comprised of net loss carryforwards. As of December 31, 2020, the Company had approximately $26,900,000 of federal net operating loss carryforwards, that it can use to offset a certain amount of taxable income in the future. Some of these federal net operating loss carryforwards begin to expire in 2030. The resulting deferred tax asset is offset by a 100% valuation allowance due to the uncertainty of its realization. Utilization of these net operating losses could be limited under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar state laws based on ownership changes and the value of the Company’s stock.

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes was as follows for the years ended December 31, 2020 and 2019:

	2020	2019
Income tax computed at federal statutory rate	-21.0%	-21.0%
State taxes, net of federal benefit	-7.1%	-7.1%
Non-Deductible expenses	15.0%	15.0%
Change in valuation allowance	13.1%	13.1%
Total	0.0%	0.0%

F-26

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The primary difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to income before provision for income taxes relates to the change in the valuation allowance.

The Company has adopted the accounting standards that clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. Our policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2020 and 2019.

Note 9 - Commitments and Contingencies

Legal matters

The Company is a defendant in a case brought by Auctus Fund, LLC seeking to enforce a variable rate dated in August 2019 which was in the original amount of $275,250 and claiming damages in excess of $500,000, other unspecified damages and attorney fees. The Company is vigorously defending the action and as filed an answer with counterclaims. While the matter is in its early stages and there are always uncertainties in litigation, management does not believe that the litigation will have a result significantly averse to the Company.

The Company may become involved in various legal proceedings in the normal course of business.

Note 10 – Concentrations.

Sales

During the year ended December 31, 2020, we had two significant customers which accounted for 36%, 20% of sales. During the year ended December 31, 2019, we had three significant customers which accounted for 7.2%, 7.5% and 23.7% of sales.

Supplier

We also have a single source for our bioelectric medical devices, which account for 100% of our sales. The interruption of products provided by this supplier would adversely affect our business and financial condition unless an alternative source of products could be found.

Accounts Receivable

At December 31, 2020, we had two customers which accounted for 67%, 33% of our accounts receivable balances. At December 31, 2019, we had three customers which accounted for 37%, 33% and 16% of our accounts receivable balances.

Note 11 - Subsequent Events.

Subsequent to December 31, 2020, an aggregate of 19,739,112 shares of restricted common stock were issued on the conversion of $260,700 of principal and $84,034 of accrued interest pursuant to Variable Notes.

Subsequent to December 31, 2020, the Company received $126,000 of cash from the issuance of 7,000,000 shares of common stock.

Subsequent to December 31, 2020, the Company issued 2,300,334 as inducement for the execution of convertible promissory notes at no consideration.

Subsequent to December 31, 2020, the Company received $250,000 of cash from the issuance of convertible notes with principal amount of $250,000.

As a result of these issuances, the total number of common shares outstanding is 53,576,135, Preferred B shares outstanding is 600, Preferred C shares outstanding is 763 and Preferred D shares outstanding is 305.

F-27

Financial Statements as of September 30, 2021

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$5,732	$13,420
Accounts receivable, net of allowance for doubtful accounts of $0	7,092	942
Prepaid expenses and other current assets	49,725	31,825
Total current assets	62,549	46,187

Property, Plant and Equipment, net	-	1,580
Patents, net	2,074,084	2,559,268
Total assets	$2,136,633	$2,607,035

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$753,041	$700,932
Accrued interest	2,334,302	1,904,136
Deferred compensation	3,970,056	3,384,117
Notes payable, net of discounts of $48,927 and $201,157 as of September 30, 2021, and December 31, 2020	6,639,056	6,491,039
Notes payable – former related party	132,600	143,000
Derivative liability	6,446,149	4,202,597

Total current liabilities	20,275,204	16,825,821

Acquisition payable	79,825	155,000
Total liabilities	20,355,029	16,980,821
COMMITMENTS AND CONTINGENCIES, note 10

Shareholders’ deficit
Super AA super voting preferred stock, $0.001 par value; 1,000,000 authorized and 25,000 issued and outstanding at September 30, 2021, and December 31, 2020	25	25
Series B convertible preferred stock, $0.0001 par value; 50,000 shares authorized, 600 shares issued and outstanding at September 30, 2021, and December 31, 2020	1	1

Series C convertible preferred stock, $0.0001 par value; 8,000 shares authorized, 738 and 763 shares issued and outstanding at September 30, 2021, and December 31, 2020	-	-

Series D convertible preferred stock, $0.0001 par value; 20,000 shares authorized, 305 issued and outstanding at September 30, 2021, and December 31, 2020	-	-
	-

Common stock, $0.0001 par value; 2,500,000,000 shares authorized; 69,193,105 and 24,536,689 shares issued and outstanding as of September 30, 2021, and December 31, 2020	6,920	2,453
Additional paid-in capital	40,615,974	38,963,827
Stock subscriptions	(1,570)	(1,570)
Accumulated deficit	(58,839,746)	(53,338,522)
Total shareholders’ deficit	(18,218,396)	(14,373,786)
Total liabilities and shareholders’ deficit	$2,136,633	$2,607,035

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

F-28

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue	$7,790	$39,980	$72,789	$154,296
Cost of revenue	3,103	760	6,124	18,320
Gross profit	4,687	39,220	66,665	135,976

Operating expenses	696,943	986,019	1,919,418	2,364,213
Loss from operations	(692,256)	(946,799)	(1,852,753)	(2,228,237)

Other income (expense)
Change in fair value of derivative liability	(542,346)	416,370	(2,962,795)	6,016,625
Gain (loss) on settlement of debt	(42,460)	(47,602)	28,536	(564,385)
Other expense	-	(58,902)	-	(58,902)
Interest expense, net	(246,612)	(432,108)	(714,212)	(1,530,375)
Other income (expense)	(831,418)	(122,242)	(3,648,471)	3,862,963

Income (Loss) before income taxes	(1,523,674)	(1,069,041)	(5,501,224)	1,634,726

Provision for income taxes	-	-	-	-

Net Income (loss) income	$(1,523,674)	$(1,069,041)	$(5,501,224)	$1,634,726

Basic Income (Loss) per share	$(0.02)	$(0.07)	$(0.10)	$0.17
Diluted Income (Loss) per share	$(0.02)	$(0.07)	$(0.10)	$(0.15)
Weighted average common share outstanding:
Basic	66,291,292	16,137,373	55,303,026	9,621,530
Diluted	66,291,292	16,137,373	55,303,026	23,575,380

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

F-29

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months ended September 30,
	2021	2020
Operating activities:
Net (Loss) Income	$(5,501,224)	$1,634,726
Adjustments to reconcile net (loss) income to cash used in operating activities:
Depreciation and amortization expense	486,764	488,616
Stock compensation expense	61,453	400,108
Fair value of commitment shares issued with debt	70,971	-
Fair value of equity issued for services	95,250	13,067
Loss (gain) on extinguishment of debt	(28,536)	564,385
Amortization of note discount and original issue discount	103,659	50,348
Amortization of discount on Series C Preferred stock liability	-	248
Non-cash interest expense	-	713,462
Change in fair value of derivative liability	2,962,795	(6,016,625)
Changes in assets and liabilities:
Accounts receivable	(6,150)	21,800
Deposit	-	(2,500)
Prepaid expenses and other current assets	(17,900)	18,320
Account payable	52,109	82,006
Accrued interest	539,582	766,319
Deferred compensation	585,939	716,986
Net cash used in operating activities	(595,288)	(548,734)

Financing activities:
Proceeds from the issuance of notes payable	475,000	401,424
Repayments to former related-party of notes payable	(10,400)	(19,000)
Repayments of convertible debt in cash	(3,000)	-
Proceeds from issuance of common stock and units	126,000	100,000
Proceeds from issuance of preferred stock	-	50,000
Net cash provided by financing activities	587,600	532,424

Net decrease in cash	(7,688)	(16,310)
Cash, beginning of year	13,420	18,893
Cash, end of period	$5,732	$2,583

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activities:
Conversion of notes payable and accrued interest to common stock	$458,335	$1,357,573
Issuance of common stock to settle debt	$127,522	$-
Conversion of Preferred C Stock to common stock	$33,333	$1,400,934
Issuance of common stock to Preferred C Stock inducement	$-	$8,152
Exchange of note and accrued interest to new convertible note	$-	$316,494

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

F-30

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statement of Shareholders’ Deficit

(Unaudited)

For nine months ended September 30, 2020.

	Series AA		Series B Convertible		Series D Convertible		Series C Convertible				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Retained	Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2019	25,000	$25	600	$1	255	$-	-	-	1,189,204	$118	$32,432,392	$(1,570)	$(52,934,786)	$(20,503,820)

Reclassification Preferred Series C	-	-	-	-	-	-	1,814	-	-	-	2,418,269	-	-	2,418,269
Shares issued for Preferred Series D	-	-	-	-	50	-	-	-	-	-	50,000	-	-	50,000
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	-	-	4,388,291	439	2,545,275	-	-	2,545,714
Shares issued for conversion of Preferred Series C to common share	-	-	-	-	-	-	(936)	-	1,636,166	164	(164)	-	-	-
Valuation of stock options issued for services	-	-	-	-	-	-	-	-	-	-	9,567	-	-	9,567
Net loss for the quarter ended March 31, 2020	-	-	-	-	-	-	-	-	-	-		-	4,338,418	4,338,418
Balance March 31, 2020	25,000	25	600	1	305	-	878	-	7,213,661	721	37,455,339	(1,570)	(48,596,368)	(11,141,852)

Shares issued for conversion of Preferred Series C to Common share	-	-	-	-	-	-	(105)	-	985,322	99	27	-	-	126
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-			3,353,044	335	475,627	-	-	475,962
Restricted shares issued as inducement to Series C	-	-	-	-	-	-	-	-	58,428	6	8,146	-	(8,152)	-
Common stock issued for services	-	-	-	-	-	-			25,000	3	3,497	-	-	3,500
Commitment shares	-	-	-	-	-	-			385,963	39	55,501	-	-	55,540
Common stock issued with exchange of convertible notes	-	-	-	-	-	-			409,000	41	58,814	-	-	58,855
Net loss for the quarter ended June 30, 2020	-	-	-	-	-	-			-	-	-	-	(1,634,651)	(1,634,651)

Balance June 30, 2020	25,000	25	600	1	305	-	773	-	12,430,418	1,244	38,056,951	(1,570)	(50,239,171)	(12,182,520)

Shares issued for conversion of Preferred Series C to Common share	-	-	-	-	-	-	(10)	-	133,334	13	(13)	-	-	-
Shares issued for exchange of stock options	-	-	-	-	-	-	-	-	1,500,000	150	164,850	-	-	165,000
Shares issued as inducement to note holder	-	-	-	-	-	-	-	-	500,000	50	54,950	-	-	55,000
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	-	-	759,669	76	70,334	-	-	70,410
Common stock issued for cash	-	-	-	-	-	-	-	-	1,234,568	123	99,877	-	-	100,000
Common stock issued for services	-	-	-	-	-	-	-	-	360,000	36	35,964	-	-	36,000
Valuation of stock options issued for services	-	-	-	-	-	-	-	-	-	-	20,490	-	-	20,490
Commitment shares	-	-	-	-	-	-	-	-	385,963	39	42,340	-	-	42,379
Net loss for the quarter ended September 30, 2020	-	-	-	-	-	-	-	-	-	-	-	-	(1,069,041)	(1,069,041)

Balance September 30, 2020	25,000	25	600	1	305	-	763	-	17,303,952	1,731	38,545,743	(1,570)	(51,308,212)	(12,762,282)

F-31

For nine months ended September 30, 2021.

	Series AA		Series B Convertible		Series C Convertible		Series D Convertible				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Retained	Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2020	25,000	$25	600	$1	763	$-	305	$-	24,536,689	$2,453	$38,963,827	$(1,570)	$(53,338,522)	$(14,373,786

Shares issued as commitment to note holders	-	-	-	-	-	-	-	-	2,300,334	230	101,652	-	-	101,882
Common stock issued for cash									7,000,000	700	125,300			126,000
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	-	-	17,686,548	1,769	831,429	-	-	833,198
Valuation of stock options issued for services	-	-	-	-	-	-	-	-	-	-	20,471	-	-	20,471
Net loss for the quarter ended March 31, 2021	-	-	-	-	-	-	-	-	-	-		-	(2,680,881)	(2,680,881
Balance March 31, 2021	25,000	$25	600	$1	763	$-	305	$-	51,523,571	$5,152	$40,042,679	$(1,570)	$(56,019,403)	$(15,973,116

Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	-	-	3,804,103	381	116,165	-	-	116,546
Shares issued for conversion of Preferred Series C to Common share	-	-	-	-	(25)	-	-	-	1,111,111	111	(111)	-	-	-
Common Shares issued for debt settlement	-	-	-	-	-	-	-	-	1,515,152	152	57,576	-	-	57,728
Shares issued as commitment to note holders	-	-	-	-	-	-	-	-	200,000	20	6,280	-	-	6,300
Shares issued as settlement of debt with former related party	-	-	-	-	-	-	-	-	2,505,834	251	84,446	-	-	84,697
Valuation of stock options issued for services	-	-	-	-	-	-	-	-	-	-	20,491	-	-	20,491
Net loss for the quarter ended June 30, 2021	-	-	-	-	-	-	-	-	-	-	-	-	(1,296,669)	(1,296,669)
Balance June 30, 2021	25,000	$25	600	$1	738	$-	305	$-	60,659,771	$6,067	$40,327,526	$(1,570)	$(57,316,072)	$(16,984,023)

Common shares issued as commitment to note holders	-	-	-	-	-	-	-		1,833,334	183	46,917	-	-	47,100
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	-		4,200,000	420	126,040	-	-	126,460
Stock-based compensation	-	-	-	-	-	-	-		-	-	20,491	-	-	20,491
Common shares issued pursuant to consulting agreement	-	-	-	-	-	-	-		2,500,000	250	95,000	-	-	95,250
Net loss for the quarter ended September 30, 2021	-	-	-	-	-	-	-		-	-	-	-	(1,523,674)	(1,523,674)
Balance September 30, 2021	25,000	$25	600	$1	738	$-	305		$69,193,105	$6,920	40,615,974	$(1,570)	$(58,839,746)	$(18,218,396)

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

F-32

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1 - Organization and Nature of Business

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine. Endonovo is a growth stage company whose stock is publicly traded (OTCQB: ENDV).

The Company develops, manufactures, and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of pain, edema, and inflammation in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

The Company’s non-invasive Electroceutical® therapeutics device, SofPulse®, using pulsed short-wave radiofrequency at 27.12 MHz has been FDA-Cleared and CE Marked for the palliative treatment of soft tissue injuries and post-operative plain and edema, and has CMS National Coverage for the treatment of chronic wounds. The Company’s current portfolio of pre-clinical stage Electroceutical® therapeutics devices address chronic kidney disease, liver disease non-alcoholic steatohepatitis (NASH), cardiovascular and peripheral artery disease (PAD) and ischemic stroke.

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

Note 2 – Summary of significant accounting policies.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Article 8 of Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. The condensed consolidated financial statements as of September 30, 2021, and 2020, are unaudited; however, in the opinion of management such interim condensed consolidated financial statements reflect all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The accompanying financial information should be read in conjunction with the financial statements and the notes thereto in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2021. The results of operations for the period presented are not necessarily indicative of the results that might be expected for future interim periods or for the full year.

Liquidity and Going Concern

The Company’s unaudited condensed consolidated financial statements are prepared using GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

As of September 30, 2021, the Company had cash of approximately $6,000 and a working capital deficiency of approximately $20.2 million. During the nine months ended September 30, 2021, the Company used approximately $0.6 million of cash in its operation. The Company has incurred recurring losses resulting in an accumulated deficit of approximately $58.8 million as of September 30, 2021. These conditions raise substantial doubt as to its ability to continue as going concern within one year from issuance date of these financial statements.

During the nine months ended September 30, 2021, the Company has raised approximately $0.6 million in debt and equity financing. The Company is raising additional capital through debt and equity securities to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern.

No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. To reduce the risk of not being able to continue as a going concern, management is commercializing its FDA cleared and CE marked products and has commenced implementing its business plan to materialize revenues from potential, future, license agreements, has raised capital through the sale of its common stock, and the issuance of convertible promissory notes.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.

F-33

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Critical estimates include the value of shares issued for services, in connection with notes payable agreements, in connection with note extension agreements, and as repayment for outstanding debt, the useful lives of property and equipment, the valuation of the derivative liability, the valuation of warrants and stock options, and the valuation of deferred income tax assets. Management uses its historical records and knowledge of its business in making these estimates. Actual results could differ from these estimates.

Earnings (Loss) Per Share

The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed based on the earnings (loss) attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted earnings (loss) per common share is calculated similar to basic earnings (loss) per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock option, warrants, common shares issuable under convertible debt and restricted stock using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. Securities that are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been antidilutive for the nine months ended September 30, 2021, include stock options, warrants, and notes payable. The Company has 3,013,730 options and 26,115 warrants to purchase common stock outstanding at September 30, 2021. The Company has 96,533 options and 56,914 warrants to purchase common stock outstanding at September 30, 2020.

The components of basic and diluted earnings per share for the nine months ended September 30, 2021, and 2020 were as follows:

	Nine months ended September 30,
	2021	2020
Numerator:
Net income (loss) attributable to common shareholders	$(5,501,224)	$1,634,726

Effect of dilutive securities
Convertible notes	-	(5,063,936)
Net loss for diluted earnings per share	$(5,501,224)	$(3,429,210)
Denominator:
Weighted-average number of common shares outstanding during the period	55,303,026	9,621,530
Dilutive effect of convertible notes payable	-	13,953,850
Common stock and common stock equivalents used for diluted earnings per share	55,303,026	23,575,380

Accounts Receivable

The Company uses the specific identification method for recording the provision for doubtful accounts, which was $0 as of September 30, 2021, and December 31, 2020. Account receivables are written off when all collection attempts have failed.

Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $0 and $3,283 for the nine months ended September 30, 2021, and 2020, respectively, and are included in operating expenses in the condensed consolidated statements of operations.

F-34

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Recently Issued Accounting Pronouncements

Accounting Principles Not Yet Adopted

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the effects, if any, of the adoption of ASU 2021-04 guidance on the Company’s financial position, results of operations and cash flows.

Newly Adopted Accounting Principles

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.” ASU 2020-06 simplifies the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. In addition, ASU 2020-06 amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. The Amendments also affects the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The amendments are effective for public entities excluding smaller reporting companies for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods. The Company adopted the new standard update on January 1, 2021, which did not result in a material impact on the Company’s condensed consolidated results of operations, financial position, and cash flows.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The objective of this standard update is to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. This ASU also attempts to improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This standard update is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted this ASU effective January 1, 2021, and the impact of adoption was not material to the Company’s financial position, results of operations and cash flows.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 3 - Revenue Recognition

Contracts with Customers

The Company adopted ASC 606, Revenue from Contracts with Customers effective January 1, 2019, using the modified retrospective method applied to those contracts which were not substantially completed as of January 1, 2019. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company routinely plan on entering into contracts with customers that include general commercial terms and conditions, notification requirements for price increases, shipping terms and in most cases prices for the products and services that we offer. The Company’s performance obligations are established when a customer submits a purchase order notification (in writing, electronically or verbally) for goods and services, and we accept the order. The Company identified performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. The Company generally recognize revenue upon the satisfaction of these criteria when control of the product or service has been transferred to the customer at which time, the Company has an unconditional right to receive payment. The Company’s sales and sale prices are final, and our prices are not affected by contingent events that could impact the transaction price.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

In connection with offering products and services provided to the end user by third-party vendors, the Company reviews the relationship between us, the vendor, and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, the Company considers whether the Company acts as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

Sources of Revenue

The Company has identified the following revenues by revenue source:

1.	Medical care providers

As of September 30, 2021, and 2020, the sources of revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Direct sales- Medical care providers, gross	$7,790	$39,980	$72,789	$154,296
Total sources of revenue	$7,790	$39,980	$72,789	$154,296

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Warranty

Our general product warranties do not extend beyond an assurance that the product delivered will be consistent with stated specifications and do not include separate performance obligations.

Significant Judgments in the Application of the Guidance in ASC 606

There are no significant judgments associated with the satisfaction of our performance obligations. We generally satisfy performance obligations upon shipment of the product to the customer. This is consistent with the time in which the customer obtains control of the products. Performance obligations are also generally settled quickly after the purchase order acceptance, therefore the value of unsatisfied performance obligations at the end of any reporting period is generally immaterial.

We consider variable consideration in establishing the transaction price. Forms of variable consideration applicable to our arrangements include sales returns, rebates, volume-based bonuses, and prompt pay discounts. We use historical information along with an analysis of the expected value to properly calculate and to consider the need to constrain estimates of variable consideration. Such amounts are included as a reduction to revenue from the sale of products in the periods in which the related revenue is recognized and adjusted in future periods as necessary.

Practical Expedients

Our payment terms for sales direct to distributors are substantially less than the one-year collection period that falls within the practical expedient in determination of whether a significant financing component exists.

Note 4 – Property, Plant and Equipment

The following is a summary of equipment, at cost, less accumulated depreciation at September 30, 2021, and December 31, 2020:

	September 30, 2021	December 31, 2020

Autos	$64,458	$64,458
Medical equipment	13,969	13,969
Other equipment	11,367	11,367
	89,794	89,794
Less accumulated depreciation	89,794	88,214
	$-	$1,580

Depreciation expense for the nine months ended September 30, 2021, and 2020 was $1,580 and $3,432, respectively.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 5 – Patents.

In December 2017, we acquired from Rio Grande Neurosciences, Inc. (RGN) a patent portfolio for $4,500,000. The earliest patents expire in 2024. The following is a summary of patents less accumulated amortization at September 30, 2021, and December 31, 2020:

	September 30, 2021	December 31, 2020

Patents	$4,500,000	$4,500,000

Less accumulated amortization	2,425,916	1,940,732

Patents, net	$2,074,084	$2,559,268

Amortization expense associated with patents was $485,184 for the nine months ended September 30, 2021, and 2020.

The estimated future amortization expense related to patents as of September 30, 2021, is as follows:

Twelve Months Ending September 30,	Amount

2021	$646,910
2022	646,910
2023	646,910
2024	133,354

Total	$2,074,084

Note 6- Notes Payable

Notes Payable

During the nine months ended September 30, 2021, the Company issued five (5) fixed rate promissory notes totaling $475,000 for funding of $475,000 with original terms of twelve months and interest rates of 15%. The holders of the promissory notes can convert the outstanding unpaid principal and accrued interest at a fixed conversion rate, subject to standard anti-dilution features.

During the nine months ended September 30, 2021, the Company amended the terms of two of its promissory notes to accelerate the conversion feature and amend the conversion price of the instruments. The Company recorded the modification in accordance with ASC 470-50 Debt-Modifications and Extinguishments and recorded $58,407 as loss from debt extinguishment in the condensed consolidated statements of operations.

During the nine months ended September 30, 2021, the Company settled one of its promissory notes by issuing 1,515,152 restricted shares of the Company’s common stock with a fifteen percent (15%) make-whole provision. The Company recorded a gain on debt extinguishment of approximately $128,000.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

During the nine months ended September 30, 2021, the Company paid $3,000 in cash for one of its fixed rate promissory notes.

During the nine months ended September 30, 2021, the Company converted $358,443 in principal and $99,892 in accrued but unpaid interest into 25,690,651 shares of common stock.

The gross amount of all convertible notes with variable conversion rates outstanding as of September 30, 2021 is $4,770,926, of which $2,660,476 are past maturity.

Notes payable to a former related party in the aggregate amount of $132,600 were outstanding at September 30, 2021, which are past maturity date. The notes bear interest between 10% and 12% per annum. During the nine months ended September 30, 2021, the Company paid $10,400 in principal to this former related party.

As of September 30, 2021, fixed rate notes payable outstanding totaled $1,292,154, of which $85,154 is past maturity.

	September 30, 2021	December 31, 2020

Notes payable at beginning of period	$6,835,196	$6,874,795
Notes payable issued	475,000	1,364,611
Liquidated damages	-	452,095
Note modification	-	25,190
Loan fees added to note payable	-	120,389
Repayments of notes payable in cash	(13,400)	(22,000)
Settlements on note payable	(117,770)	(697,253)
Less amounts converted to stock	(358,443)	(1,282,631)
Notes payable at end of period	6,820,583	6,835,196
Less debt discount	(48,927)	(201,157)
	$6,771,656	$6,634,039

Notes payable issued to a former related party	$132,600	$143,000
Notes payable issued to non-related parties	$6,639,056	$6,491,039

The maturity dates on the notes-payable are as follows:

	Notes to
12 months ending,	Former Related party	Non-related parties	Total

Past due	$132,600	$3,370,533	$3,503,133
September 30, 2022	-	3,317,450	3,317,450
	$132,600	$6,687,983	$6,820,583

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 7 - Shareholders’ Deficit

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock which have been designated as follows:

	Number of	Number of Shares Outstanding
	Shares Authorized	at September 30, 2021	Par Value	Liquidation Value
Series AA	1,000,000	25,000	$0.0010	$-
Preferred Series B	50,000	600	$0.0001	$100
Preferred Series C	8,000	738	$0.0001	$1,000
Preferred Series D	20,000	305	$0.0001	$1,000
Undesignated	3,922,000	-	-	-

Series AA Preferred Shares

On February 22, 2013, the Board of Directors of the Company authorized an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), in the form of a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series of preferred stock, par value $0.001 per share, designated “Series AA Super Voting Preferred Stock,” for which the board of directors established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company. The Series AA Super Voting Preferred Stockholders will receive no dividends nor any value on liquidation. As of September 30, 2021, there were 25,000 shares of Series AA Preferred stock outstanding.

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid, and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. As of September 30, 2021, 600 shares of Series B are outstanding.

Series C Convertible Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018, and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. Management determined that the Series C should be classified as liability per the guidance in ASC 480 Distinguishing Liabilities from Equity as of December 31, 2019. On January 29, 2020, the Company filed the amended and restated certificate of designation fort its Series C Secured Redeemable Preferred Stock. The amendment changed the rights of the Series C by (a) removing the requirement to redeem the Series C, (b) removing the obligation to pay dividends on the Series C, (c) Allowing the holders of shares of Series C to convert the stated value of their shares into common stock of the Company at 75% of the closing price of such common stock on the day prior to the conversion. The C Preferred does not have any rights to vote with the common stock.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B.

During the nine months ended September 30, 2021, and 2020, the Company converted 25 and 1,051 shares of Series C into 1,111,111 and 2,754,822 shares of common stock. As of September 30, 2021, there are 738 shares of Series C outstanding.

Series D Convertible Preferred Stock

On November 11, 2019, the Company filed a certificate of designation for 20,000 shares of Series D Convertible Preferred Stock designated as Series D (“Series D”), which are authorized and convertible, at the option of the holder, at any time from the date of issuance, into shares of common shares. On or prior to August 1, 2020, for each share of Series D, the holder, on conversion, shall receive a number of common shares equal to 0.01% of the Company’s issued and outstanding shares on conversion date and for conversion on or after August 2, 2020, the holder shall receive conversion shares as though the conversion date was August 1, 2020, with no further adjustments for issuances by the Company of common stock after August 1, 2020, except for stock split or reverse stock splits of the common stock. Management classified the Series D in permanent equity as of September 30, 2021.

The Series D holders have no voting rights. Upon liquidation, the holder of Series D, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders. The Company did not issue any shares of Series D in the nine months ended September 30, 2021. As of September 30, 2021, there are 305 shares of Series D outstanding.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Common Stock

Equity Purchase Line Agreement

On May 18, 2020, the Company and Cavalry Fund I LP (the “investor”) entered into an Equity Line Purchase Agreement (“ELPA”) pursuant to which the investor committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 (the “Commitment”) worth of the Company’s common stock, over a period of 24 months from the effectiveness of the registration statement registering the resale of shares purchased by the investor pursuant to the ELPA.

The Company agreed to issue shares of its common stock (the “commitment shares”) to the investor having a market value of 5% of the commitment ($500,000 and 3,859,630 shares) based on the market price of the shares at the execution of the ELPA to be delivered in three tranches of 385,963 shares on: (i) the execution of the ELPA; (ii) thirty days after the effectiveness of the registration statement to be filed under the RRA (the “registration right agreement” or the “registration statement”), and (iii) 90 trading days after the effectiveness of the registration statement with the balance of the commitment shares to be issued pro-rata over the first $3,000,000 of puts in accordance with a formula set forth in the ELPA.

The ELPA provides that at any time after the effective date of the registration statement and provided the closing sale price of the common shares on the OTCQB is not below $0.01, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct the investor to buy up to 300,000 shares of the common stock (the “regular purchase amount”) at a purchase price equal to the lower of: (i) the lowest applicable sales price on the date of the put and (ii) 85% of the arithmetic average of the 3 lowest closing prices for the common stock during the 10 consecutive trading days ending on the trading day immediately preceding such put date. The regular purchase amount may be increased as follows: to up to 400,000 shares of common stock if the closing price of the common shares is not below $0.25 per share and up to 500,000 shares if the closing price is not below $0.40 per share.

Under the ELPA the Company has the right to submit a regular purchase notice to the investor as often as every business day. The payment for the shares covered by each put notice will generally occur on the day following the put notice. The ELPA contains provisions which allow for the Company to make additional puts beyond the regular purchase amount at greater discounts to the market price of the common stock as forth in the ELPA.

The ELPA requires the Company to apply at least 50% of the proceeds of puts to the payment of certain variable rate convertible notes issued by the Company. The Company does not anticipate that it will raise any funds under the ELPA.

Activity during the nine months ended September 30, 2021

During the nine months ended September 30, 2021, the Company issued 25,690,651 shares of common stock for the conversion of principal notes and accrued interest in the amount of $458,335.

During the nine months ended September 30, 2021, the Company issued 4,333,668 shares of common stock labeled as commitment shares in connection with the issuance of promissory notes.

During the nine months ended September 30, 2021, the Company issued 7,000,000 shares of common stock pursuant to securities purchase agreement for total consideration of $126,000.

During the nine months ended September 30, 2021, the Company issued 1,111,111 shares of common stock with a value of $33,333, related to the conversion of Series C.

During the nine months ended September 30, 2021, the Company issued 4,020,986 shares of common stock with a value of $142,424, related to the settlement of debts, of which 2,505,834 shares of common stock were issued with a fair value of $84,697 to a former related party.

During the nine months ended September 30, 2021, the Company issued 2,500,000 shares of common stock in connection with the consulting agreement.

Activity during the nine months ended September 30, 2020

During the nine months ended September 30, 2020, pursuant to the execution of the ELPA, the Company issued 771,926 shares of common stock with a value of $97,918.

During the nine months ended September 30, 2020, the Company issued 8,501,004 shares of common stock for the conversion of notes and accrued interest in the amount of $1,381,650.

During the nine months ended September 30, 2020, the Company issued 2,754,822 shares of common stock with a value of $1,400,934, related to the conversion of Series C.

During the nine months ended September 30, 2020, the Company issued 58,428 shares of common stock to Series C with a value of $8,152 to convert into shares of common stock.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

During the nine months ended September 30, 2020, the Company issued 385,000 shares of common stock with a value of $39,500 related to services.

During the nine months ended September 30, 2020, the Company issued 409,000 shares with a value of $58,855 to one investor to exchange one variable convertible note with remaining principal of $283,000 past maturity for a fixed rate convertible note with principal of $525,000 and maturing one year from issuance. The Company recorded a loss on debt extinguishment of $151,496 for the fair value of the shares issued in accordance with guidance in ASC 470-50 Debt-Modifications and Extinguishments.

During the nine months ended September 30, 2020, the Company issued 1,234,568 shares of common stock in exchange for $100,000 cash pursuant to the Securities Purchase Agreement.

During the nine months ended September 30, 2020, the Company issued 1,500,000 shares of common stock for total value of $165,000 in exchange for 34,690 stock options regarding the ambiguity of price adjustment in the event of a reverse split that the Company completed on December 20, 2019.

During the nine months ended September 30, 2020, the Company modified the terms of its promissory note with one investor, which extended the maturity date of its promissory note and the issuance of 500,000 restricted stock with a fair value of $55,000. The recording of this transaction resulted in a loss on debt extinguishment of $55,000 per ASC 470-60 Troubled Debt Restructurings.

Stock Options

The balance of all stock options outstanding as of September 30, 2021, is as follows:

		Weighted Average	Weighted Average Remaining	Aggregate
		Exercise Price	Contractual	Intrinsic
	Options	Per Share	Term (years)	Value
Outstanding at January 1, 2021	3,014,080	$0.37	1.67	-
Granted	-	$-	-	-
Cancelled	(350)	$47.00	-	-
Exercised	-	$-	-	-
Outstanding at September 30, 2021	3,013,730	$0.37	0.92	$-

Exercisable at September 30, 2021	1,263,730	$0.67	0.95	$-

Share-based compensation expense for the nine months ended September 30, 2021, totaled approximately $61,000.

The total unrecognized compensation expense amounts to approximately $137,000 and should be recognized evenly over 1.65 years.

On June 11, 2020, the Board of Directors approved the issuance of 74,668,000 non-incentive stock options to officers, directors, and key consultants. The key terms and conditions of the award have not been mutually understood and agreed upon, and as a result, the Company has not recognized stock compensation for such award for the nine months ended September 30, 2021.

Warrants

A summary of the status of the warrants granted under these agreements at September 30, 2021, and changes during the nine months then ended is presented below:

	Outstanding Warrants
		Weighted Average	Weighted Average Remaining
		Exercise Price	Contractual
	Shares	Per Share	Term (years)
Outstanding at January 1, 2021	39,295	$200.72	0.93
Granted	-	$-	-
Cancelled	(13,180)	$449.15	-
Exercised	-	$-
Outstanding at September 30, 2021	26,115	$76.76	0.51

Exercisable at September 30, 2021	26,115	$76.76	0.51

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 8 – Related Party and former related parties Transactions.

One executive officer of the Company has agreed to defer a portion of his compensation until cash flow improves. As of September 30, 2021, the balance of the deferred compensation was $443,289, which reflects $225,000 accrual of deferred compensation and approximately $119,179 cash repayment of deferred compensation during the nine months ended September 30, 2021.

One former executive of the Company has agreed to defer a portion of his compensation until cash flow improves. As of September 30, 2021, the balance of his deferred compensation was $632,257. No activity occurred during the nine months ended September 30, 2021.

From time-to-time officer of the Company advance monies to the Company to cover costs. The balance of short-term advances due to one officer of the Company at September 30, 2021, was $6,529 and is included in the Company’s accounts payable balance as of September 30, 2021. During the nine months ended September 30, 2021, the Company’s executive officer advanced an aggregate amount of $13,405 for corporate expenses and notes repayment, of which $13,405 was repaid back as of September 30, 2021.

As of September 30, 2021, notes payable remain outstanding to the former President of the Company, in the amount of $132,600. As of September 30, 2021, accrued interests on these notes payable totaled $64,852, and are included in accrued expenses on the condensed consolidated balance sheet.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 9 – Fair Value Measurements

The Company has issued Variable Debentures which contained variable conversion rates based on unknown future prices of the Company’s common stock. This results in a conversion feature. The Company measures the conversion feature using the Black Scholes option pricing model using the following assumptions:

Nine months ended September 30,
	2021	2020

Expected term	1 – 4 months	1 – 6 months
Exercise price	$0.012-$0.030	$0.05-$0.76
Expected volatility	177%-206%	157%-249%
Expected dividends	None	None
Risk-free interest rate	0.06% to 0.13%	0.03% to 1.54%
Forfeitures	None	None

The assumptions used in determining fair value represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change, including changes in the market value of the Company’s common stock, managements’ assessment, or significant fluctuations in the volatility of the trading market for the Company’s common stock, the Company’s fair value estimates could be materially different in the future.

The Company computes the fair value of the derivative liability at each reporting period and the change in the fair value is recorded as non-cash expense or non-cash income. The key component in the value of the derivative liability is the Company’s stock price, which is subject to significant fluctuation and is not under its control. The resulting effect on net loss is therefore subject to significant fluctuation and will continue to be so until the Company’s Variable Debentures, which the convertible feature is associated with, are converted into common stock or paid in full with cash. Assuming all other fair value inputs remain constant, the Company will record non-cash expense when its stock price increases and non-cash income when its stock price decreases.

The following table presents changes in the liabilities with significant unobservable inputs (level 3) for the nine months ended September 30, 2021:

Derivative
Liability
Balance December 31, 2020	$4,202,597

Extinguishment	(133,386)
Debt conversion	(585,857)
Change in estimated fair value	2,962,795

Balance September 30, 2021	$6,446,149

Accounting guidance on fair value measurements and disclosures defines fair value, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system, and defines required disclosures. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts business.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

The Company’s balance sheet contains derivative liabilities that are recorded at fair value on a recurring basis. The three-level valuation hierarchy for disclosure of fair value is as follows:

Level 1: uses quoted market prices in active markets for identical assets or liabilities.

Level 2: uses observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: uses unobservable inputs that are not corroborated by market data.

The fair value of the Company’s recorded derivative liability is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Black Scholes option pricing model was used to determine the fair value. The Company records derivative liability on the condensed consolidated balance sheets at fair value with changes in fair value recorded in the condensed consolidated statements of operation.

The following table presents balances in the liabilities with significant unobservable inputs (Level 3) as of September 30, 2021:

	Fair Value Measurements Using
	Quoted Prices in
	Active Markets for	Significant Other	Significant
	Identical Assets	Observable Inputs	Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

As of September 30, 2021
Derivative liability	$-	$-	$6,446,149	$6,446,149
Total	$-	$-	$6,446,149	$6,446,149

Note 10 – Commitments and Contingencies

Legal Matters

The Company is a defendant in a case brought by Auctus Fund, LLC seeking to enforce a variable rate convertible note dated in August 2019, which was in the original amount of $275,250 and claiming damages in excess of $500,000, including other unspecified damages and attorney fees. The Company is vigorously defending the action and has filed an answer with counterclaims. While the matter is in its early stages and there are always uncertainties in litigation, management does not believe that the litigation will have a result significantly adverse to the Company. As of September 30, 2021, the balance of the variable rate convertible note is approximately $164,000, excluding approximately $31,000 in accrued interest.

The Company is subject to certain legal proceedings, which it considers routine to its business activities. As of September 30, 2021, the Company believes, after consultation with legal counsel, that the ultimate outcome of such legal proceedings, whether individually or in the aggregate, is not likely to have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 11 – Concentrations.

Sales

During the nine months ended September 30, 2021, we had two significant customers, which accounted for approximately 61% of sales.

Supplier

We also have a single source for our bioelectric medical devices, which account for 100% of our sales. The interruption of products provided by this supplier would adversely affect our business and financial condition unless an alternative source of products could be found.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Accounts Receivable

At September 30, 2021, we had one customer which accounted for approximately 64% of our account receivable balances.

Note 12 – Subsequent Events

Subsequent to September 30, 2021, an aggregate of 5,470,556  shares of restricted common stock were issued on the conversion of $109.413  of principal and accrued interest pursuant to fixed promissory notes.

Subsequent to September 30, 2021, the Company executed three convertible notes for aggregate principal of $475,000, carrying coupon of 15%, with due date one year from issuance date, convertible six months from issuance date at a fixed conversion rate.

Subsequent to September 30, 2021, the Company agreed to issue 3,535,000 commitment shares pursuant to securities purchase agreement executed in conjunction with the three convertible notes executed post September 30, 2021.

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no other reportable subsequent events to be disclosed besides those noted above.

F-47

PART III Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Broker-Dealer Agreement, dated February 3, 2022, between the Company and Dalmore Group, LLC. Filed Herewith.
2.1	Share Exchange Agreement. Incorporated by reference to the current report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2012. Incorporated by reference from exhibit 2.1 to our annual financial statements on Form 10-K filed with the SEC on May 4, 2020.
3.1	Articles of Incorporation. Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on September 22, 2011.
3.2	By-Laws. Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on September 22, 2011.
3.3	Agreement and Plan of Merger (Delaware reincorporation). Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on September 22, 2011.
3.4	Certificate of Designation (Super AA Voting Preferred). Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2012
3.5	Articles of Amendment -Name Change. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission on January 24, 2014.
3.6	Articles of Amendment – Increase Authorized Shares. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission on January 24, 2014.
3.7	Articles of Amendment – Reverse Stock Split. Incorporated by reference to Exhibit 3.7 to Form S-1 amendment filed with the Securities and Exchange Commission on October 6, 2016.
3.8	Certificate of Designation Series B Preferred Stock. Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission February 10, 2017.
3.9	Certificate of Designation Series C Preferred Stock. Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission December 26, 2017.
3.10	Articles of Amendment Authorizing additional Shares. Incorporated by reference to Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission on September 18, 2018.
4.1	Form of Subscription Agreement – to be filed by Amendment
6.1	Investment Agreement by and between the Company and Azure Capital, dated as of December 31, 2018. Incorporated by reference to like numbered exhibit to Current Report on Form 8-k filed with the Securities Exchange Commission on January 3, 2018.
6.2	Registration Rights Agreement by and between the Company and Azure Capital, dated as of December 31, 2018. Incorporated by reference to like numbered exhibit to Current Report on Form 8-k filed with the Securities Exchange Commission on January 3, 2018.
6.3	Acquisition Agreement between the Company and We Heal Animals, Inc. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed November 19, 2013
6.4	Settlement and Mutual Release, effective November 22, 2018, between the Company and Rio Grande Neurosciences, LLC. Incorporation by reference to Exhibit 10.1 to current report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2017.
6.5	Exchange Agreement dated as of November 30, 2018, between the Company and Eagle Equities, LLC. Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities Exchange Commission on December 7, 2018.
6.6	Secured $1,500,000 Convertible Promissory Note, dated as of November 30, 2018, issued by the Company and Eagle Equities, LLC. Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities Exchange Commission on December 7, 2018.
11.1	Consent of Independent Public Accountants. Filed Herewith.
12.1	Opinion of Frank J. Hariton, Esq. To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, California on February 11, 2022.

Endonovo Therapeutics, Inc.

Dated: February 11, 2022	By:	/s/ Alan B. Collier
Alan B. Collier
Chief Executive Officer and Interim Chief Financial Officer and Principal Accounting Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan B. Collier	Director	February 11, 2022
Name: Alan B. Collier